EXHIBIT 1

Wells Fargo Bank, National Association	Opening Transaction
30 Hudson Yards, 14th Floor

July 18, 2025

Leon D. Black

c/o Elysium Management LLC

445 Park Avenue, Suite 1401

New York, NY 10022

Re:	Master Confirmation: Variable Share Forward Transactions

The purpose of this communication (this “Master Confirmation”) is to set forth certain terms and conditions of one or more share forward transactions (each, a “Transaction”) that may be entered into from time to time among Leon D. Black (“Counterparty”), Wells Fargo Bank, National Association (“Dealer”), Wells Fargo Securities, LLC (“Agent”) and Wells Fargo Securities, LLC as collateral agent (the “Collateral Agent”) This Master Confirmation, taken alone, is neither a commitment by either party to enter into any Transaction nor evidence of a Transaction. Each such Transaction entered into between Dealer and Counterparty that is subject to this Master Confirmation shall be evidenced by (i) a supplemental confirmation substantially in the form of Exhibit A hereto (a “Supplemental Confirmation”) and (ii) if applicable, a trade notification substantially in the form of Exhibit B hereto (a “Trade Notification”), each with such modifications as to which the parties mutually agree. This Master Confirmation, each Supplemental Confirmation and any related Trade Notification together shall constitute a “Confirmation” as referred to in the Agreement specified below and evidence a complete binding agreement among Dealer, Counterparty and the Collateral Agent as to the subject matter and terms of each Transaction to which this Master Confirmation, such Supplemental Confirmation and any such Trade Notification relate and supersede all prior or contemporaneous written or oral communications with respect thereto.

This Master Confirmation, each Supplemental Confirmation and any related Trade Notification shall supplement, form a part of, and be subject to an agreement in the form of the ISDA 2002 Master Agreement (the “Agreement”) as if Dealer and Counterparty had executed the Agreement on the date of this Master Confirmation (without any Schedule but with the elections and amendments set forth in this Master Confirmation). Capitalized terms used in such Schedule shall have their meanings as defined in the Agreement. For the avoidance of doubt, the Transactions under this Master Confirmation shall be the only transactions under the Agreement and shall not be subject to any other (existing or deemed) agreement to which Dealer and Counterparty are parties.

The definitions contained in the 2021 ISDA Interest Rate Derivatives Definitions (the “2021 Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions” and, together with the 2021 Definitions, the “Definitions”), as each is published by the International Swaps and Derivatives Association, Inc., are incorporated into this Master Confirmation.

If, in relation to any Transaction to which this Master Confirmation, a Supplemental Confirmation and any related Trade Notification relate, there is any inconsistency between the Agreement, this Master Confirmation, such Supplemental Confirmation, any such Trade Notification and the Definitions, the following shall prevail for purposes of such Transaction in the order of precedence indicated: (i) any such Trade Notification, (ii) such Supplemental Confirmation, (iii) this Master Confirmation, (iv) the Equity Definitions, (v) the 2021 Definitions and (vi) the Agreement.

For the purposes of the Equity Definitions, each Transaction is a Share Forward Transaction and, notwithstanding anything to the contrary, Dealer and Counterparty acknowledge and agree that for U.S. Federal income tax purposes, each Component (as defined below) of each Transaction shall constitute a single, indivisible financial instrument and neither Dealer nor Counterparty will take any action that would be inconsistent with such treatment for U.S. Federal income tax purposes.

1.        Set forth below are the general terms and conditions that, together with the terms and conditions set forth in the Supplemental Confirmation and any related Trade Notification (in respect of the related Transaction), shall govern the relevant Transaction:

General Terms:

Trade Date:	For each Transaction, as specified in the related Supplemental Confirmation.

Seller:	Counterparty.
Buyer:	Dealer.
Shares:	The common stock, par value USD 0.00001 per share, of Issuer (Exchange Symbol: “APO”).
Issuer:	Apollo Global Management, Inc.
Components:	Each Transaction will be divided into a number of individual Components equal to the Number of Components for such Transaction, each with the terms set forth in this Master Confirmation, the related Supplemental Confirmation and any related Trade Notification, and, in particular, with the Number of Shares and Scheduled Valuation Date set forth in the related Supplemental Confirmation and any related Trade Notification. The payments and deliveries to be made upon settlement of each Transaction will be determined separately for each Component as if each Component were a separate Transaction under the Agreement.

Number of Components:	For each Transaction, as specified in the related Supplemental Confirmation.

Initial Share Price:

For each Transaction with an Initial Hedging Period, the volume-weighted average price per Share at which Dealer (or any of its affiliates) establishes its commercially reasonable initial hedge of the equity price risk undertaken by Dealer with respect to such Transaction by selling Shares in transactions conforming to the volume and manner-of-sale conditions described in Rule 144(e), (f) and (g) under the Securities Act of 1933, as amended (the “Securities Act”), in amounts and at times determined by Dealer (or an affiliate of Dealer) in its good faith, commercially reasonable discretion and pursuant to such commercially reasonable instructions or parameters (e.g., limit prices) as Counterparty may notify Dealer from time to time (and Dealer will use good faith efforts to comply with any such instructions or parameters, subject to market conditions, and subject to applicable legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer, but so long as such policies and procedures are related to legal, regulatory or self-regulatory issues and are generally applicable in similar situations and applied to similar transactions in a non-discriminatory manner)), and as set forth in the related Trade Notification. The number of Shares comprising Dealer’s initial hedge is referred to herein as the “Initial Hedge Position”.

For each Transaction without an Initial Hedging Period, the price per Share as set forth in the related Supplemental Confirmation.

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Initial Hedging Period:

For each Transaction with an Initial Hedging Period, the period commencing on the Initial Hedging Period Start Date and ending on the earlier of the Scheduled Trading Day on which Dealer (or any of its affiliates) finishes establishing the Initial Hedge Position and the Cutoff Date (such earlier date, the “Hedge Completion Date”). Dealer shall use commercially reasonable efforts to finish establishing its Initial Hedge Position in respect of each Transaction prior to the Cutoff Date, subject to the effect of any instructions or parameters of Counterparty. If Dealer (or any of its affiliates) does not finish establishing Dealer’s Initial Hedge Positions in respect of such Transaction by the close of regular trading session on the Exchange on the Cutoff Date, Dealer shall notify Counterparty in the Trade Notification that the Number of Transaction Shares shall be reduced to such number as the number of Shares with respect to which Dealer (or any of its affiliates) has established its Initial Hedge Position in respect of such Transaction. Prior to 6:00 p.m. New York City time (which for purposes of the Trade Notification and Section 12 of the Agreement, shall be deemed the close of business) on the Hedge Completion Date (x) Dealer shall deliver the Trade Notification to Counterparty and (y) for the avoidance of doubt, if the Number of Transaction Shares has been so reduced as set forth in the immediately preceding sentence, upon a request by Counterparty pursuant to Section 3(d)(iv) of this Master Confirmation, Dealer shall return to Counterparty, pursuant to such instructions as Counterparty shall provide, a number of Shares previously delivered as Collateral in respect of such Transaction equal to the excess of the aggregate number of Shares delivered as Collateral in respect of such Transaction over the Number of Transaction Shares as so reduced.

For each Transaction without an Initial Hedging Period, not applicable.

Initial Hedging Period Start Date:	For each Transaction with an Initial Hedging Period, as specified in the related Supplemental Confirmation.

Cutoff Date:	For each Transaction with an Initial Hedging Period, as specified in the related Supplemental Confirmation or such other date as may be agreed by the parties from time to time.

Number of Transaction Shares:	With respect to each Transaction, as specified in the related Supplemental Confirmation and any Trade Notification.

Number of Shares:	With respect to each Component of a Transaction, the Number of Transaction Shares divided by the Number of Components (rounded using a rounding convention determined by the Calculation Agent in its good faith, commercially reasonable discretion, with any remainder allocated to the final Component of such Transaction), as specified in the related Supplemental Confirmation and any Trade Notification.

Prepayment:	Applicable.

Prepayment Amount:	With respect to each Transaction, the product of the Number of Transaction Shares, the Initial Share Price and the Prepayment Percentage, as specified in the related Supplemental Confirmation or any related Trade Notification.

Prepayment Percentage:	For each Transaction, as specified in the related Supplemental Confirmation.

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Prepayment Date:	For each Transaction with an Initial Hedging Period, the second (2nd) Clearance System Business Day following the Hedge Completion Date and as specified in the related Trade Notification (or, if such date is not a Currency Business Day, the next following Currency Business Day). For each Transaction without an Initial Hedging Period, the second (2nd) Clearance System Business Day following the Trade Date and as specified in the related Supplemental Confirmation (or, if such date is not a Currency Business Day, the next following Currency Business Day).

Variable Obligation:	Applicable.

Forward Floor Price:	For each Transaction, the product of the Forward Floor Percentage and the Initial Share Price, as specified in (i) the related Trade Notification, for each Transaction with an Initial Hedging Period, and (ii) in the related Supplemental Confirmation, for each Transaction without an Initial Hedging Period.

Forward Floor Percentage:	For each Transaction, as specified in the related Supplemental Confirmation.

Forward Cap Price:	For each Transaction, the product of the Forward Cap Percentage and the Initial Share Price, as specified in (i) the related Trade Notification, for each Transaction with an Initial Hedging Period, and (ii) in the related Supplemental Confirmation, for each Transaction without an Initial Hedging Period.

Forward Cap Percentage:	For each Transaction, as specified in the related Supplemental Confirmation.

Exchange(s):	New York Stock Exchange.

Related Exchange(s):	All Exchanges; provided that Section 1.26 of the Equity Definitions shall be amended to add the words “United States” before the word “exchange” in the tenth line of such Section.

Valuation:

In respect of any Component:

Valuation Time:	As provided in Section 6.1 of the Equity Definitions.

Scheduled Valuation Date:	For each Component of a Transaction, as set forth in the related Supplemental Confirmation or any Trade Notification (or, if such date is not a Scheduled Trading Day, the next succeeding Scheduled Trading Day that is not a Scheduled Valuation Date for any other Component of any Transaction hereunder).

Valuation Date(s):	For each Component, the Scheduled Valuation Date for such Component.

If the Scheduled Valuation Date for any Component is a Disrupted Day, Section 6.6 of the Equity Definitions shall not apply and the Valuation Date for such Component shall be the first succeeding Scheduled Trading Day that is not a Disrupted Day and is not or is not deemed to

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be a Valuation Date in respect of any other Component of any Transaction hereunder; provided that if such Valuation Date has not occurred pursuant to the foregoing as of the eighth (8th) Scheduled Trading Day following the Scheduled Valuation Date for the final Component for the relevant Transaction, that eighth (8th) Scheduled Trading Day shall be the Valuation Date for such Component (irrespective of whether such date is a Valuation Date in respect of any other Component for any Transaction hereunder) and the Calculation Agent shall determine the value for the Shares on that eighth (8th) Scheduled Trading Day using commercially reasonable means (using, if practicable, a volume-weighted method).

Notwithstanding the foregoing and anything to the contrary in the Equity Definitions, if a Market Disruption Event occurs on any Valuation Date, the Calculation Agent may determine that such Valuation Date is a Disrupted Day only in part, in which case the Calculation Agent shall (i) adjust the number of Shares for the relevant Component for which such Disrupted Day shall be the Valuation Date, (ii) determine the Settlement Price for such Disrupted Day (using, if practicable, a volume-weighted method) based on eligible transactions in the Shares on such Disrupted Day taking into account the nature and duration of such Market Disruption Event and (iii) designate a Scheduled Trading Day determined in the manner described in the immediately preceding paragraph as the Valuation Date for the remaining Shares for such Component. Notwithstanding any provision of the Equity Definitions to the contrary, if a closure of the Exchange prior to its normal close of trading on any Scheduled Trading Day is scheduled following the relevant Trade Date, then any Exchange Business Day occurring on such Scheduled Trading Day shall be deemed to be a Disrupted Day in part.

The Calculation Agent shall promptly provide Counterparty with written notice of the occurrence of a Disrupted Day on any Valuation Date and shall promptly provide Counterparty with written notice following any adjustments to the terms of the relevant Transaction as a result thereof.

Market Disruption Event:

Section 6.3(a) of the Equity Definitions is hereby amended by (x) deleting the words “during the one hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be” in clause (ii) thereof and (y) replacing the words “or (iii) an Early Closure.” therein with “(iii) an Early Closure or (iv) a Regulatory Disruption.”

Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Regulatory Disruption:	Dealer reasonably concludes, in its good faith discretion based on the advice of counsel, that it is appropriate with respect to any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer), including without limitation in the event of any third-party tender offer, for it to refrain from engaging in market transactions relating to the Shares or to reduce the number or size of any such market transactions; provided that any such decision shall be made in accordance with internal policies and procedures applicable to the relevant trading desk or line of business, and

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shall be made consistently across similarly affected counterparties and similarly affected transactions. Dealer shall notify Counterparty as soon as reasonably practicable that a Regulatory Disruption has occurred and the Valuation Date(s) affected by it. Dealer shall subsequently notify Counterparty in writing on the Scheduled Trading Day Dealer reasonably believes in good faith based on the advice of counsel that it may resume its market activity.

Settlement Price:	For each Component of a Transaction, subject to “Valuation Date(s)” above, the per-Share volume-weighted average price at which the Shares trade as reported in the composite transactions for United States exchanges and quotation systems as displayed under the heading “Bloomberg VWAP” on Bloomberg page “APO US <equity> AQR” in respect of the period from 9:30 a.m. to 4:00 p.m. (New York City time) on the Valuation Date for such Component (or any successor page thereto) or, in the event such price is not so reported on such Exchange Business Day for any reason or is manifestly erroneous, as determined by the Calculation Agent based on such transactions reported to the consolidated tape using, if practicable, a volume-weighted method.

Settlement Terms:

In respect of any Component:

Settlement Method Election:	Applicable; provided that a single Settlement Method shall apply for all Components of a Transaction; provided, further, that if Counterparty fails to pay the Pre-Settlement Amount to Dealer with respect to a Component on or prior to the Pre-Settlement Date, Dealer may in its sole discretion deem any election by Counterparty of Cash Settlement to be void, in which case Physical Settlement shall apply to all Components; provided, further, that any election by Counterparty specifying Cash Settlement shall not be effective to require Cash Settlement unless Counterparty delivers to Dealer, concurrent with such election, a representation signed by Counterparty substantially in the following form as of the date Counterparty makes such election: “Counterparty is not aware of any material non-public information regarding the Issuer or the Shares, and is electing Cash Settlement in good faith and not as a plan or scheme to evade compliance with the U.S. federal securities laws”; and provided, further, that notwithstanding any election by Counterparty to the contrary, Cash Settlement will apply if as the result of a change in law, rule or regulation (including any public announcement or statement of a formal interpretation thereof) affecting the Interpretive Letters (as hereinafter defined) following the Trade Date, Counterparty reasonably concludes, in good faith and upon the advice of counsel, that it would be unable to make the representations and agreements in Section 9.11 of the Equity Definitions with respect to the Shares to be delivered by Counterparty pursuant to Physical Settlement.

Electing Party:	Counterparty.

Settlement Method Election Date:	For each Transaction, the third Scheduled Trading Day prior to the Scheduled Valuation Date for the Component of such Transaction with the first Scheduled Valuation Date.

Default Settlement Method:	Physical Settlement.

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Settlement Currency:	USD.

Number of Shares to be Delivered:	For each Component of a Transaction,

(i) if the Settlement Price is less than or equal to the Forward Floor Price, the Number of Shares for such Component;

(ii) if the Settlement Price is greater than the Forward Floor Price but less than or equal to the Forward Cap Price, a number of Shares equal to the Number of Shares for such Component multiplied by

Forward Floor Price
Settlement Price

(iii) if the Settlement Price is greater than the Forward Cap Price, a number of Shares equal to the Number of Shares for such Component multiplied by

Forward Floor Price + (Settlement Price – Forward Cap Price)
Settlement Price

Physical Settlement Terms:

In respect of each Component:

Physical Settlement:	If Physical Settlement is applicable, then on the relevant Settlement Date, Counterparty will deliver to Dealer a number of Shares equal to the Number of Shares to be Delivered for such Component (rounded down to the nearest whole Share) and will pay to Dealer the Fractional Share Amount, if any.

Settlement Date:	The date that falls one Settlement Cycle following the Valuation Date for such Component (or, if such date is not a Clearance System Business Day, the next following Clearance System Business Day).

Automatic Physical Settlement:	If Physical Settlement is applicable, if (i) by 12:00 p.m., New York City time, on the relevant Settlement Date, Counterparty has not otherwise effected delivery of the Number of Shares to be Delivered (rounded down to the nearest whole Share), and (ii) the Collateral (as defined in Section 3(b) hereof) then held by or on behalf of Dealer includes a number of Shares with respect to which the representations and agreements set forth in Section 9.11 of the Equity Definitions are true and satisfied (or, at the absolute discretion of Dealer, Shares with respect to which such representations and agreements are not true or satisfied), at least equal to the excess of such Number of Shares to be Delivered over the number of Shares (if any) actually delivered in respect thereof as of such time (such excess, the “Deficit Shares”), then the delivery provided by “Physical Settlement” shall be effected, in whole or in part, as the case may be, by delivery on the relevant Settlement Date by the Securities Intermediary, at the direction of the Collateral Agent on behalf of Dealer, to Dealer or an affiliate of Dealer designated by Dealer of a number of Shares then held as Collateral hereunder by or on behalf of Dealer equal to the Deficit Shares (and, for the avoidance of doubt, not to exceed the Number of Shares to be Delivered for such Component).

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Upon any such delivery, Dealer shall hold such Shares absolutely and free from any claim or right whatsoever (including without limitation any claim or right of Counterparty).

Cash Settlement Terms:

In respect of each Component:

Pre-Settlement:	If Cash Settlement is applicable, then Counterparty shall pay to Dealer the Pre-Settlement Amount on the Pre-Settlement Date.

Pre-Settlement Amount:	For any Transaction, (x) the sum of the Forward Cash Settlement Amounts for all such Components of such Transaction calculated as if the Valuation Date for each such Component were the Pre-Settlement Measurement Date for such Transaction or (y) such lesser amount as determined by Dealer in its sole discretion and notified to Counterparty.

Pre-Settlement Measurement Date:	For any Transaction, the Exchange Business Day immediately prior to the Settlement Method Election Date for such Transaction.

Pre-Settlement Date:	For any Transaction, the date that is the second Scheduled Trading Day prior to the Scheduled Valuation Date for the Component of such Transaction with the earliest Scheduled Valuation Date (or, if such date is not a Currency Business Day, the next following Currency Business Day).

Cash Settlement:	For any Transaction, if Cash Settlement is applicable, (i) if the sum of the Forward Cash Settlement Amounts for all Components of such Transaction is greater than the Pre-Settlement Amount, Counterparty shall pay to Dealer an amount equal to such excess on the Cash Settlement Payment Date; or (ii) if the sum of the Forward Cash Settlement Amounts for all Components of such Transaction is less than the Pre-Settlement Amount, Dealer shall pay to Counterparty an amount equal to the absolute value of such shortfall on the Cash Settlement Payment Date.

Cash Settlement Payment Date:	For any Transaction, the date that is one Settlement Cycle following the Valuation Date for the final Component of such Transaction (or, if such date is not a Currency Business Day, the next following Currency Business Day).

Adjustments:

In respect of any Component:

Potential Adjustment Events:	If an event occurs that constitutes both a Potential Adjustment Event under Section 11.2(e)(ii)(C) of the Equity Definitions and a Spin-off as described below, it shall be treated hereunder as a Spin-off and not as a Potential Adjustment Event.

Method of Adjustment:	Calculation Agent Adjustment

Spin-off:	A distribution of New Shares (the “Spin-off Shares”) of a subsidiary of the Issuer (the “Spin-off Issuer”) to holders of the Shares (the “Original Shares”). With respect to a Spin-off, “New Shares” means ordinary or

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common shares of the Spin-off Issuer other than Shares, including, for the avoidance of doubt, shares that are issued to separately track and reflect the economic performance of business and/or assets of the Spin-off Issuer, which shares are, or as of the ex-dividend date of such Spin-off are scheduled promptly to be, (i) publicly quoted, traded or listed on any of the New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or their respective successors), (ii) not generally subject to any currency exchange controls, trading restrictions or other trading limitations and (iii) issued by a corporation organized under the laws of the United States, any State thereof or the District of Columbia, in each case as determined by the Calculation Agent.

Consequences of Spin-offs:	Dealer shall have the right to elect in good faith and a commercially reasonable manner, by written notice to Counterparty prior to, or as promptly as practicable following, the ex-dividend date of the Spin-off, that Basket Adjustments or the Separate Transactions Adjustments shall apply to any Spin-off; provided that, prior to electing the application of Separate Transactions Adjustments, Dealer shall consult with Counterparty in good faith to ascertain that such election could not reasonably be expected to cause adverse tax consequences (other than de minimis consequences) to Counterparty, it being understood that the foregoing shall not (i) limit the right of Dealer to make such election or (ii) obligate Dealer to delay making such election. In the absence of an affirmative election, Dealer shall be deemed to have elected that Basket Adjustments shall apply.

Basket Adjustments:	If Dealer shall have elected (or be deemed to have elected) that Basket Adjustments apply to a Spin-off with respect to a Transaction, then as of the ex-dividend date for such Spin-off, (i) “Shares” shall mean the Original Shares and the Spin-off Shares; (ii) such Transaction shall continue but as a Share Basket Forward Transaction with a Number of Baskets for any Component of such Transaction equal to the Number of Shares for such Component immediately prior to such Spin-off, and each Basket shall consist of one Original Share and the number of Spin-off Shares that a holder of one Original Share would have been entitled to receive in such Spin-off (and references to Shares herein shall be interpreted as references to Baskets, as the context requires); and (iii) the Calculation Agent shall make such adjustments to the exercise, settlement, payment or any other terms of such Transaction as the Calculation Agent determines appropriate to account for the economic effect on such Transaction of such Spin-off (including adjustments to account for changes in volatility, expected dividends, stock loan rate or liquidity relevant to the Shares or to such Transaction), which may, but need not, be determined by reference to the adjustment(s) made in respect of such Spin-off by an options exchange to options on the Shares traded on such options exchange. As of the ex-dividend date of any subsequent Spin-off, the Calculation Agent shall make adjustments to the composition of the Basket and other terms of such Transaction in accordance with the immediately preceding sentence.

Separate Transactions Adjustments:	If Dealer shall have elected that Separate Transactions Adjustments apply to a Spin-off with respect to a Transaction, as of the ex-dividend date for such Spin-off, then such Transaction shall be considered two separate Transactions, each with terms identical to those of the original Transaction (the “Original Transaction”), except that: (i) the “Shares”

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for the Original Transaction (the “Original Shares Transaction”) shall be the Original Shares and the “Shares” for the other transaction (the “Spin-off Shares Transaction”) shall be the Spin-off Shares; (ii) the Number of Shares for each Component of the Original Shares Transaction shall remain unchanged from the Number of Shares for such Component of the Original Transaction; (iii) the Number of Shares for each Component of the Spin-off Shares Transaction shall equal the product of (A) the Number of Shares for such Component of the Original Transaction (as in effect immediately prior to the ex-dividend date for such Spin-off) and (B) the number of Spin-off Shares that a holder of one share of Original Shares would have owned or been entitled to receive in connection with such Spin-Off; (iv) the Forward Floor Price and Forward Cap Price for each of the Original Shares Transaction and the Spin-off Shares Transaction shall be adjusted by the Calculation Agent to reflect the relative market values per share and dividend practices of the Original Shares and the Spin-off Shares immediately following the ex-dividend date for such Spin-off and such other factors that the Calculation Agent reasonably determines are material (so long as such other factors are generally applicable in similar situations and applied to similar transactions in a non-discriminatory manner), as determined by the Calculation Agent, and (v) the Calculation Agent shall make such adjustments to the exercise, settlement, payment or any other terms of each of the Original Shares Transaction and the Spin-Off Shares Transaction as the Calculation Agent determines appropriate to account for the economic effect on each of the Original Shares Transaction and the Spin-Off Shares Transaction of such Spin-off (including without limitation adjustments to account for changes in volatility, expected dividends, stock loan rate or liquidity relevant to the Original Shares, the Spin-off Shares, the Original Shares Transaction or to the Spin-off Shares Transaction). Following a Spin-off to which Separate Transactions Adjustments are applicable, this Master Confirmation shall apply in all respects (except as provided above) to both the Original Shares Transaction and the Spin-off Shares Transaction as if each were a separate Transaction under the Agreement. As of the ex-dividend date of any subsequent Spin-off, the Calculation Agent shall make adjustments to the terms of each of the Original Shares Transaction and the Spin-Off Shares Transaction in accordance with the second immediately preceding sentence.

Dividends:

Excess Cash Dividend:	That portion, if any, of the per-Share amount of any Ordinary Cash Dividend that, together with the amount of all previous Ordinary Cash Dividends, if any, for which the ex-dividend date occurs within the same Dividend Period, exceeds the Contractual Dividend Amount for such Dividend Period.

Ordinary Cash Dividend:	Any Relevant Dividend that is, in the determination of the Calculation Agent, an ordinary cash dividend denominated in USD.

Relevant Dividend:	Any cash dividend or distribution on the Shares for which the ex-dividend date occurs at any time from but excluding the Trade Date for the relevant Transaction to and including the Valuation Date for the Component with the latest Scheduled Valuation Date for such Transaction.

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Contractual Dividend Amount:	For any Dividend Period, as set forth in the applicable Supplemental Confirmation (without limiting any other adjustment permitted pursuant to this Master Confirmation, subject to adjustment by the Calculation Agent to account for any Spin-off (defined below) or, in its discretion, any material change to the timing and/or frequency of payment for the Issuer’s regular dividend). For the avoidance of doubt, no adjustments shall be made by the Calculation Agent to any term of the Transaction due to a Relevant Dividend that is not an Excess Cash Dividend.

Dividend Period:	For any Component, each period from, but excluding, one Dividend Period End Date to, but including, the next Dividend Period End Date; provided that the first Dividend Period shall commence on, but exclude, the Trade Date for such Transaction, and the final Dividend Period shall end on, and include, the Valuation Date for the Component with the latest Scheduled Valuation Date for such Transaction.

Dividend Period End Dates:	As set forth in the applicable Supplemental Confirmation (subject to adjustment by the Calculation Agent to account for any Spin-off (defined below) or, in its discretion, any change to the timing and/or frequency of payment of the Issuer’s regular dividend).

Obligations with Respect to Excess Cash Dividends or Extraordinary Cash Dividends:	If there occurs an Excess Cash Dividend or Extraordinary Cash Dividend, then Counterparty shall make a cash payment to Dealer, on the date such Excess Cash Dividend or such Extraordinary Cash Dividend is paid by the Issuer to holders of Shares, of an amount equal to the product of (i) the Number of Transaction Shares and (ii) the Gross Dividend Amount per Share of such Excess Cash Dividend or Extraordinary Cash Dividend, as determined by the Calculation Agent.

Gross Dividend Amount:	With respect to an Excess Cash Dividend or an Extraordinary Cash Dividend, an amount equal to the actual dividend or distribution per Share before withholding or deduction of taxes at the source by or on behalf of any applicable authority having power to tax in respect of such dividend and excluding any imputation or other credits, refunds or deductions granted by any applicable authority having power to tax in respect of such dividend or distribution and any taxes, credits, refunds or benefits imposed, withheld, assessed or levied thereon.

Extraordinary Dividend:	Any dividend or distribution on the Shares other than any dividend or distribution of the type described in Section 11.2(e)(i) or Section 11.2(e)(ii)(A) of the Equity Definitions or any Ordinary Cash Dividend or Excess Cash Dividend.

Extraordinary Cash Dividend:	Any Extraordinary Dividend in the form of cash denominated in USD, determined without duplication of any amount that constitutes an Excess Cash Dividend.

Excess Dividend Amount:	A reference to the Excess Dividend Amount shall be deleted from Sections 8.4(b) and 9.2(a)(iii) of the Equity Definitions.

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Extraordinary Events:

In respect of any Component:

New Shares:	Section 12.1(i) of the Equity Definitions is hereby amended by (a) deleting the text in clause (i) thereof in its entirety (including the word “and” following such clause (i)) and replacing it with “publicly quoted, traded or listed on any of the New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or their respective successors),” and (b) inserting the phrase “and (iii) issued by a corporation organized under the laws of the United States, any State thereof or the District of Columbia” immediately prior to the period.

Consequences of Merger Events:

(a) Share-for-Share:	Modified Calculation Agent Adjustment, unless Dealer determines in good faith, based on advice of counsel, that following the occurrence of such Merger Event it will no longer be entitled to rely on the relief granted by the United States Securities and Exchange Commission (“SEC”) in the Interpretive Letters in connection with its hedging, settlement and/or enforcement of its rights with respect to any Transaction, in which case Cancellation and Payment shall apply.

(b) Share-for-Other:	Cancellation and Payment.

(c) Share-for-Combined:	Component Adjustment.

Tender Offer:	Applicable; provided that (x) Section 12.1(d) of the Equity Definitions is hereby amended by replacing “10%” with “20%” (such percentage, the “Tender Offer Percentage”) in the third line thereof and by replacing “voting shares” with “Shares” in the fourth line thereof, (y) Section 12.1(e) of the Equity Definitions shall be amended by replacing “voting shares” in the first line thereof with “Shares” and (z) Section 12.1(l) of the Equity Definitions shall be amended by replacing “voting shares” in the fifth line thereof with “Shares”.

Consequences of Tender Offers:

(a) Share-for-Share:	Modified Calculation Agent Adjustment.

(b) Share-for-Other:	Modified Calculation Agent Adjustment.

(c) Share-for-Combined:	Modified Calculation Agent Adjustment.

Any adjustment to the terms of any Transaction hereunder and the determination of any amounts due upon termination of any Transaction hereunder as a result of a Merger Event or Tender Offer shall be made without duplication in respect of any prior adjustment hereunder.

Composition of Combined Consideration:	Not Applicable

Announcement Event:	(i) The public announcement by Issuer or any affiliate or agent thereof or a Valid Third Party Entity of (x) any transaction or event that, if completed, would constitute a Merger Event or Tender Offer, (y) any potential acquisition or disposition by Issuer and/or its subsidiaries

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where the aggregate consideration exceeds 35% (such percentage, the “Transformative Transaction Percentage”) of the market capitalization of Issuer as of the date of such announcement (a “Transformative Transaction”) or (z) the intention to enter into a Merger Event or Tender Offer or a Transformative Transaction, (ii) the public announcement by Issuer of an intention to solicit or enter into, or to explore strategic alternatives or other similar undertaking that, if consummated, would be reasonably expected to include, a Merger Event or Tender Offer or a Transformative Transaction or (iii) any subsequent public announcement by Issuer or any affiliate or agent thereof or a Valid Third Party Entity of a change to a transaction or intention that is the subject of an announcement of the type described in clause (i) or (ii) of this sentence (including, without limitation, a new announcement, whether or not by the same party, relating to such a transaction or intention or the announcement of a withdrawal from, or the abandonment or discontinuation of, such a transaction or intention), as determined by the Calculation Agent. For the avoidance of doubt, the occurrence of an Announcement Event with respect to any transaction or intention shall not preclude the occurrence of a later Announcement Event with respect to such transaction or intention. For purposes of this definition of “Announcement Event,” (A) the remainder of the definition of “Merger Event” in Section 12.1(b) of the Equity Definitions following the definition of “Reverse Merger” therein shall be disregarded and (B) “Tender Offer” shall mean such term as defined under Section 12.1(d) of the Equity Definitions as modified under the caption “Tender Offer” above.

Valid Third Party Entity:	In respect of any transaction, any third party that has a bona fide intent to enter into or consummate such transaction or event (or any affiliate or agent of such party) (it being understood and agreed that in determining whether such third party has such a bona fide intent, the Calculation Agent may take into consideration the effect of the relevant announcement by such third party on the Shares and/or options relating to the Shares).

Consequences of Announcement Events:	Modified Calculation Agent Adjustment as set forth in Section 12.3(d) of the Equity Definitions; provided that, in respect of an Announcement Event, (w) references to “Tender Offer” shall be replaced by references to “Announcement Event” and references to “Tender Offer Date” shall be replaced by references to “date of such Announcement Event”, (x) the words “whether within a commercially reasonable (as determined by the Calculation Agent) period of time prior to or after the Announcement Event,” shall be inserted prior to the word “which” in the seventh line, (y) the fifth and sixth lines shall be deleted in their entirety and replaced with the words “effect on the Transaction of such Announcement Event solely to account for changes in volatility, expected dividends, stock loan rate, or liquidity relevant to the Shares or the Transaction”, and (z) for the avoidance of doubt, the Calculation Agent may determine whether the relevant Announcement Event has had a material effect on the Transaction (and, if so, adjust the terms of the Transaction accordingly) on one or more occasions on or after the date of the Announcement Event up to, and including, the Expiration Date, any Early Termination Date and/or any other date of cancellation, it being understood that any adjustment in respect of an Announcement Event shall take into account any earlier adjustment relating to the same Announcement Event. An

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Announcement Event shall be an “Extraordinary Event” for purposes of the Equity Definitions, to which Article 12 of the Equity Definitions is applicable.

Nationalization, Insolvency or Delisting:	Cancellation and Payment. In addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange.

Limitation on Certain Adjustments:	Notwithstanding any provision of the Equity Definitions or this Master Confirmation to the contrary, no adjustment solely to account for changes in volatility, expected dividends, stock loan rate or liquidity relevant to the Shares or to any Transaction as a result of a Potential Adjustment Event or an Extraordinary Event shall increase the Number of Shares for any Component or the Number of Transaction Shares (provided that, for the avoidance of doubt, that such limitation shall not apply to adjustments as a result of events having a dilutive or concentrative effect on the Shares). Notwithstanding any provision of the Equity Definitions or this Master Confirmation to the contrary, if the Calculation Agent determines that no such adjustment that it could make in accordance with the preceding sentence will produce a commercially reasonable result, then the Calculation Agent may notify the parties that the consequence of such event shall be the termination of such Transaction, in which case “Cancellation and Payment” will be deemed to apply and any payment to be made by one party to the other shall be calculated in accordance with Section 12.7 of the Equity Definitions; provided that, prior to making such determination, Dealer shall use good faith efforts to consult with Counterparty regarding such determination (it being understood that the foregoing shall not (i) limit the right of Dealer to make such determination or (ii) obligate Dealer to delay making such determination).

Additional Disruption Events:

Change in Law:	Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “or public announcement or statement of the formal or informal interpretation,” (ii) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by Dealer on the Trade Date.”, (iii) replacing the parenthetical beginning after the word “regulation” in the second line thereof with the words “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption or promulgation of new regulations authorized or mandated by existing statute)” and (iv) adding the words “provided that in the case of clause (Y) hereof, the consequence of such law, regulation or interpretation is applied equally by Dealer to all similar transactions in a non-discriminatory manner;” after the semi-colon in the last line thereof. Notwithstanding anything to the contrary in the Equity Definitions, a Change in Law described in

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clause (Y) of Section 12.9(a)(ii) of the Equity Definitions shall not constitute a Change in Law and instead shall constitute an Increased Cost of Hedging as described in Section 12.9(a)(vi) of the Equity Definitions.

Insolvency Filing:	Applicable.

Increased Cost of Hedging:	Applicable solely with respect to increased costs described in clause (Y) of Section 12.9(a)(ii) of the Equity Definitions as provided opposite the caption “Change in Law” above.

Hedging Disruption:	Applicable; provided that: (i) Section 12.9(a)(v) of the Equity Definitions is hereby amended by inserting the following two sentences at the end of such Section: “For the avoidance of doubt, the term “equity price risk” shall be deemed to include, but shall not be limited to, stock price and volatility risk. And, for the further avoidance of doubt, any such transactions or assets referred to in phrases (A) or (B) above must be available on commercially reasonable pricing terms.”; and (ii) Section 12.9(b)(iii) of the Equity Definitions is hereby amended by inserting in the third line thereof, after the words “to terminate the Transaction”, the words “if all of the Transaction is affected by such Hedging Disruption or, if less than all of the Transaction is so affected, the portion of the Transaction affected by such Hedging Disruption”; provided, further that it shall not be a Hedging Disruption if such inability occurs solely due to the deterioration of the creditworthiness of the Hedging Party.

Increased Cost of Stock Borrow:	Applicable; provided that Section 12.9(b)(v) of the Equity Definitions is hereby amended by inserting in the eleventh line thereof, after the words “to terminate the Transaction”, the words “if all of the Transaction is affected by such Increased Cost of Stock Borrow or, if less than all of the Transaction is so affected, the portion of the Transaction affected by such Increased Cost of Stock Borrow”; provided further that no event or set of events shall constitute an Increased Cost of Stock Borrow for the purposes of Section 12.9(a)(viii) of the Equity Definitions to the extent such event or events resulted solely from the deterioration of the creditworthiness of the Hedging Party.

Initial Stock Loan Rate:	For each Transaction, as specified in the related Supplemental Confirmation.

Loss of Stock Borrow:	Applicable; provided that Section 12.9(b)(iv) of the Equity Definitions is hereby amended by inserting in the eleventh line thereof, after the words “to terminate the Transaction”, the words “if all of the Transaction is affected by such Loss of Stock Borrow or, if less than all of the Transaction is so affected, the portion of the Transaction affected by such Loss of Stock Borrow”; provided further that no event or set of events shall constitute a Loss of Stock Borrow for the purposes of Section 12.9(a)(vii) of the Equity Definitions to the extent such event or events resulted solely from the deterioration of the creditworthiness of the Hedging Party.

Maximum Stock Loan Rate:	For each Transaction, as specified in the related Supplemental Confirmation.

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Hedging Party:	Dealer for all applicable Additional Disruption Events; provided that, when making any determination, adjustment or calculation as Hedging Party (but not, for the avoidance of doubt, the making of any election it is entitled to make as Hedging Party), it will do so in good faith and in a commercially reasonable manner. Upon receipt of written request from Counterparty following any determination, adjustment or calculation made by Hedging Party hereunder, Hedging Party shall, with reasonable promptness (but in any event within five (5) Scheduled Trading Days from the receipt of such request), provide Counterparty with a written explanation and report (in a commonly used file format for the storage and manipulation of data) describing, in reasonable detail, such determination, adjustment or calculation (including, as applicable, any quotations, market data, information from internal sources used in making such determination, adjustment or calculation, descriptions of the methodology and any assumptions and basis used in making such determination, adjustment or calculation), it being understood that the Hedging Party shall not be obligated to disclose any proprietary or confidential models or proprietary or confidential information used by it for such determination, adjustment or calculation.

Determining Party:	Dealer; provided that, when making any determination, adjustment or calculation as Determining Party, Dealer shall act in good faith and in a commercially reasonable manner. Upon receipt of written request from Counterparty following any determination, adjustment or calculation made by Determining Party hereunder, Determining Party shall, with reasonable promptness (but in any event within five (5) Scheduled Trading Days from the receipt of such request), provide Counterparty with a written explanation and report (in a commonly used file format for the storage and manipulation of data) describing, in reasonable detail, such determination, adjustment or calculation (including, as applicable, any quotations, market data, information from internal sources used in making such determination, adjustment or calculation, descriptions of the methodology and any assumptions and basis used in making such determination, adjustment or calculation), it being understood that the Determining Party shall not be obligated to disclose any proprietary or confidential models or proprietary or confidential information used by it for such determination, adjustment or calculation.

Non-Reliance:	Applicable.

Agreements and Acknowledgments Regarding Hedging Activities:	Applicable.

Additional Acknowledgments:	Applicable.

Certain Defined Terms:

Securities Act:	The Securities Act of 1933, as amended.

Exchange Act:	The Securities Exchange Act of 1934, as amended.

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2.        ADDITIONAL TERMS:

(a)     Additional Termination Events: The following events shall constitute Additional Termination Events with respect to which the Transactions hereunder shall be the sole Affected Transactions, Counterparty shall be the sole Affected Party and Dealer shall be the party entitled to designate an Early Termination Date pursuant to Section 6 of the Agreement:

(i)        any legal proceeding shall have been instituted against counterparty with respect to any felony related to tax, securities transactions or investment management, or involving fraud or breach of trust, which in Dealer’s good faith reasonable judgment and based on the advice of counsel (which may be internal counsel) is reasonably likely to be adversely determined and, if so determined, would have a material adverse effect on Counterparty’s ability to perform Counterparty’s obligations hereunder, or have a material adverse effect on the validity or binding effect of any agreement of Counterparty hereunder;

(ii)        any event shall have occurred or condition shall exist with respect to Counterparty that in Dealer’s good faith reasonable judgment and based on the advice of counsel (which may be internal counsel) would have a material adverse effect on Counterparty’s ability to perform Counterparty’s obligations hereunder to deliver the required Shares upon Physical Settlement, make the required payments in respect of any Cash Settlement or to pay any cash or deliver any Shares required in respect of any early termination or cancellation of the Transaction, or would have a material adverse effect on Dealer’s rights or remedies hereunder, or have a material adverse effect on the validity or binding effect of any agreement of Counterparty hereunder; provided that Dealer shall use good faith efforts to consult with Counterparty regarding such determination as to whether such event could reasonably be expected to materially and adversely affect the ability of Counterparty to perform its obligations hereunder or Dealer’s rights or remedies hereunder or the binding effect of any agreement of Counterparty hereunder; provided further that (x) no Early Termination Date shall occur with respect to such event prior to the 30th calendar day following the date on which Dealer notifies Counterparty of such event in writing and (y) Dealer shall use good faith efforts to assist in the novation of all Affected Transactions to a person or an entity reasonably satisfactory to Dealer, it being understood that if any such novation is not completed by such 30th calendar day then Dealer shall have the right to specify an Early Termination Date, provided that 30 calendar period shall not include the time it takes Dealer to perform its usual and customary know-your-customer and anti-money laundering requirements;

(iii)        one or more final judgments or orders for the payment of money in excess of USD 10,000,000 in the aggregate is rendered against Counterparty and such final judgments or orders shall continue unsatisfied and unstayed for a period of 30 days;

(iv)        unless Counterparty is a natural person, (x) the constitutive or organizational documents in respect of Counterparty in effect as of the date hereof (the “Corporate Documents”) are amended at any time on or after the date hereof without prior written notice to Dealer or (y) Counterparty fails to materially comply with the Corporate Documents and, in either case, in the sole reasonable discretion of Dealer, based on the advice of counsel, such amendment or non-compliance would materially impact Counterparty’s rights or obligations under the Agreement or this Master Confirmation.

(v)        Counterparty is or after giving effect to application of any Prepayment Amount will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(vi)        To the extent that Counterparty is an individual natural person, Counterparty (i) dies and, by the end of the 180th day following the date of death, the Estate Assumption Event has not occurred, (ii) is declared legally incapacitated by a court of competent jurisdiction due to a physical, mental or emotional condition resulting from injury, sickness, disease or other cause, and by the end of the 90th day following the date of such court determination, Counterparty’s representatives have failed to deliver to the Dealer a durable power of attorney under which an attorney-in-fact can lawfully act on behalf of Counterparty in a form reasonably acceptable to Dealer, or with respect to such attorney-in-fact, Dealer has not received or Dealer is not reasonably satisfied with, documentation and other information requested by Dealer in connection with applicable “know your customer” and AML/Anti-Corruption Laws; provided, however, that the obligations

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of Counterparty to make payments under this Master Confirmation, and to comply with the other terms and covenants of this Master Confirmation, shall not be deemed waived, deferred or otherwise modified by the occurrence of Counterparty’s death or incapacity.

“Estate Assumption Event” means the first date that each of the following conditions have been satisfied:

(i) A personal representative, administrator, executor, preliminary administrator, preliminary executor or an ancillary administrator or executor (collectively, the “Estate Fiduciary”) shall have been appointed by a New York court (or other court with jurisdiction over the Counterparty’s estate) and such Estate Fiduciary (or a court, if required) shall have allowed a creditor's claim in accordance with applicable law relating to the obligations of Counterparty under this Master Confirmation;

(ii) Dealer shall have received the following documents: (x) a copy of Counterparty’s Will and all codicils thereto, together with evidence of such documents having been offered for probate with the Surrogate's Court or other probate court having jurisdiction over Counterparty’s estate; and (y) letters issued from such court in favor of the Estate Fiduciary that grant the Estate Fiduciary the power and authority to bind Counterparty’s estate and assume Counterparty’s obligations under this Master Confirmation;

(iii) Counterparty’s estate shall have assumed the obligations of Counterparty under this Master Confirmation;

(iv) Dealer shall have received confirmation of Dealer’s continued first priority, perfected lien and security interest in the Collateral to secure the obligations of Counterparty’s estate under this Master Confirmation;

(v) Dealer shall have received a certificate from the Estate Fiduciary indicating that there is no Default (as defined in clause (vi) below) or Event of Default under this Master Confirmation that has occurred and is continuing;

(vi) No Event of Default, or any event, which with notice or lapse of time (or both), would be an Event of Default (a “Default”), shall have occurred and be continuing under this Master Confirmation; and

(viii) The assumption by Counterparty’s estate of Counterparty’s obligations under this Master Confirmation on the terms set forth therein and as described above shall not constitute a violation in any material respect of any applicable treaty, law, statute, ordinance, code, rule or regulation.

(b)    Credit Support Documents:

Dealer:	Not applicable.

Counterparty:	Applicable. Section 3 hereof shall be a “Credit Support Document” for purposes of the Transactions.

(c)     Calculation Agent: Dealer, whose judgments, determinations and calculations shall be made in good faith and in a commercially reasonable manner; provided that, while an Event of Default described in Section 5(a)(vii) of the Agreement with respect to which Dealer is the Defaulting Party has occurred and is continuing, Counterparty shall have the right to designate a nationally recognized third-party dealer in over-the-counter equity derivatives market to act as the substitute Calculation Agent and, in the case of the designation of a substitute Calculation Agent pursuant to this proviso, Dealer shall be required to pay all reasonable fees charged by such substitute Calculation Agent for the performance of the duties required of it hereunder. Upon receipt of written request from Counterparty following any calculation, adjustment or determination made by Calculation Agent hereunder, Calculation Agent shall, with reasonable promptness (but in any event within five (5) Scheduled Trading Days from the receipt of such request), provide Counterparty with a written explanation and report (in a commonly used file format for the storage and manipulation of data) describing, in reasonable detail, such calculation, adjustment or determination (including, as applicable, any quotations, market data, information from

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internal sources used in making such calculation, adjustment or determination, descriptions of the methodology and any assumptions and basis used in making such calculation, adjustment or determination), it being understood that the Calculation Agent shall not be obligated to disclose any proprietary or confidential models or proprietary or confidential information used by it for such calculation, adjustment or determination.

(d)    Delivery of Collateral. Counterparty agrees that with respect to any Transaction hereunder, Counterparty shall, on or prior to the Trade Date, deliver to the Securities Intermediary the collateral required to be delivered pursuant to Section 3 hereof.

(e)     The terms of Section 2(a) of the Agreement are amended by the addition of the following subclause (iv):

“(iv) In addition to the conditions precedent set forth in Section 2(a)(iii), if applicable, each obligation of each party under Section 2(a)(i) is subject to the condition precedent that no Termination Event has occurred and is continuing with respect to which the other party is the sole Affected Party and with respect to which all outstanding Transactions are Affected Transactions.”

(f)      Additional Representations, Warranties and Agreements of Counterparty. Counterparty hereby represents and warrants to, and agrees with, Dealer on the Trade Date of each Transaction and on each other date specified below, that:

(i)        Material Nonpublic Information. On the Trade Date, each day of the Initial Hedging Period, and on each date on which Counterparty makes any election or gives any instruction in respect of a Transaction, Counterparty is not aware of any material non-public information regarding the Issuer or the Shares. For each Transaction with an Initial Hedging Period, if Counterparty becomes aware of any material non-public information regarding the Issuer at any time subsequent to the Trade Date and prior to being notified by Dealer that Dealer’s Initial Hedge Position for such Transaction has been established, Counterparty shall immediately notify Dealer that one or more of the representations and warranties set forth in the Master Confirmation would be untrue at such time, without specifying the nature of such untruth, and Dealer (or its affiliate) shall immediately cease selling Shares in connection with Dealer’s Initial Hedge Position.

(ii)        Eligible Contract Participant. Counterparty is an “eligible contract participant” (as such term is defined in Section 1a(18) of the Commodity Exchange Act, as amended (the “CEA”)), and acknowledges that this Master Confirmation is subject to negotiation by the parties and has not been executed or traded on a “trading facility” as defined in Section 1a of the CEA.

(iii)        Legal Counsel. Counterparty has been represented and advised by Paul, Weiss, Rifkind, Wharton & Garrison LLP in connection with the review, negotiation and execution of this Master Confirmation and the related Supplemental Confirmation.

(iv)        [Reserved.]

(v)        No Violation or Conflict. Without limiting any representation contained in Section 3(a)(iii) of the Agreement, Counterparty represents that the execution, delivery and performance of the Master Confirmation, the related Supplemental Confirmation and any related Trade Notification and any other documentation relating to the Agreement to which it is a party do not (x) violate or conflict with any of the terms or provisions of any stockholders’ agreement, lockup agreement, registration rights agreement or co-sale agreement binding on Counterparty or affecting Counterparty or any of its assets (including, without limitation, the Stockholders Agreement, dated as of January 1, 2022, among the Issuer, Leon D. Black, Marc J. Rowan, Joshua J. Harris and the other persons party thereto) or (y) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Counterparty. No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required in connection with the execution, delivery or performance by Counterparty of this Master Confirmation and any Transactions hereunder, except, in the case of filings, for such filings as have been or will be timely made; provided that Counterparty makes no representation or warranty regarding any such requirement that is applicable generally to the ownership of

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equity securities by Dealer or any of its affiliates solely as a result of it or any of such affiliates being financial institutions and/or broker-dealers.

(vi)        Collateral.

(A)       Counterparty (1) owns and at all times prior to the release of the Collateral pursuant to the terms of Section 3 hereof, will own such Collateral free and clear of any Liens (other than the Security Interests and Liens in favor of the Securities Intermediary) or Transfer Restrictions (other than the Existing Transfer Restrictions) and (2) is not a party to or otherwise bound by any agreement, other than Section 3 hereof, that (x) restricts in any manner the rights of any present or future owner of the Collateral with respect thereto or (y) provides any Person other than Counterparty, the Collateral Agent acting on behalf of Dealer, Dealer, or the Securities Intermediary with control with respect to any Collateral.

(B)       Other than financing statements or other similar or equivalent documents or instruments with respect to the Security Interests, no financing statement, security agreement or similar or equivalent document or instrument covering all or any part of (1) the Collateral or (2) any other assets of Counterparty is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a lien, security interest or other encumbrance of any kind on any Collateral.

(C)       All Collateral consisting of securities and all financial assets underlying Collateral consisting of security entitlements at any time pledged hereunder is and will be issued by an issuer organized under the laws of the United States, any State thereof or the District of Columbia and (x) certificated (and the certificate or certificates in respect of such securities or financial assets are and will be located in the United States) and registered in the name of Counterparty or held through a securities intermediary whose securities intermediary’s jurisdiction (within the meaning of Section 8-110(e) of the UCC) is located in the United States or (y) uncertificated and either registered in the name of Counterparty or held through a securities intermediary whose securities intermediary’s jurisdiction (within such meaning) is located in the United States; provided that this representation shall not be deemed to be breached if, at any time, any such Collateral is issued by an issuer that is not organized under the laws of the United States, any State thereof or the District of Columbia, and the parties hereto agree to procedures or amendments hereto necessary to enable the Collateral Agent to maintain, for the benefit of Dealer, a valid and continuously perfected security interest in such Collateral, in respect of which the Collateral Agent will have, for the benefit of Dealer, control, subject to no Lien other than the Security Interest and Liens in favor of the Securities Intermediary or such other party acting as securities intermediary at such time. The parties hereto agree to negotiate in good faith any such procedures or amendments.

(D)       Either (1) the Initial Pledged Securities are not “restricted securities” (as such term is defined in Rule 144) or (2) the Initial Pledged Securities are “restricted securities” (as such term is defined in Rule 144) and Counterparty’s holding period (calculated in accordance with Rule 144(d) under the Securities Act) with respect to the Initial Pledged Securities commenced on or prior to one year prior to the relevant Trade Date. Counterparty has not (x) created or permitted to exist any Lien (other than the Security Interests and Liens in favor of the Securities Intermediary) or any Transfer Restriction (other than the Existing Transfer Restrictions) upon or with respect to the Collateral, (y) sold or otherwise disposed of, or granted any option with respect to, any of the Collateral or (z) entered into or consented to any agreement (other than, in the case of clause (I), this Master Confirmation) (I) that restricts in any manner the rights of any present or future owner of any Collateral with respect thereto or (II) pursuant to which any person other than Counterparty, Dealer, Collateral Agent on behalf of dealer, or Securities Intermediary has or will have control (as defined in Section 3(a)(ii) hereof) in respect of any Collateral.

(E)       Counterparty has not performed and will not perform any acts that might prevent the Collateral Agent or Dealer from enforcing any of the terms of Section 3 hereof or that might limit the Collateral Agent or Dealer in any such enforcement.

(F)       Counterparty’s full legal name, as set forth in Counterparty’s driver’s license, is as typed on the signature page hereof. Counterparty’s full legal name, as set forth in Counterparty’s driver’s license, is as typed on the signature page hereof. Counterparty’s principal place of residence is (for purposes of Section 9-307 of the UCC) is [REDACTED].

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(G)       Counterparty has full legal right to pledge Collateral hereunder without any spousal consent.

(vii)        Further Assurances. From time to time from and after the Trade Date through the Settlement Date for the final Component or the Cash Settlement Payment Date, as the case may be, Counterparty (i) shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper and advisable to consummate and make effective as promptly as reasonably practicable the transactions contemplated by the Agreement, this Master Confirmation, the related Supplemental Confirmation and any related Trade Notification in accordance with the terms and conditions hereof and thereof, including (A) using reasonable best efforts to remove any legal impediment to the consummation of such transactions and (B) the execution and delivery of all such deeds, agreements, assignments and further instruments of transfer and conveyance necessary, proper or advisable to consummate and make effective the transactions contemplated by the Agreement, this Master Confirmation, the related Supplemental Confirmation and any related Trade Notification in accordance with the terms and conditions hereof and thereof and (ii) shall not give consents, waivers or ratifications, or take other similar actions in connection with the Collateral that could reasonably be expected to impair the Collateral Agent’s rights on behalf of Dealer or Dealer’s rights under this Master Confirmation or diminish its control over the Collateral.

(viii)        Notice. Counterparty shall, upon obtaining knowledge of the occurrence of any Potential Event of Default in respect of which it would be the Defaulting Party, or a Termination Event in respect of which it would be an Affected Party, notify Dealer within one Scheduled Trading Day of the occurrence of obtaining such knowledge.

(ix)        Bankruptcy Code Affiliate Status. Counterparty is not, shall not at any time become, and shall not take any action that with the passage of time or the satisfaction of conditions would or would reasonably be expected to cause it to become, an “affiliate” of the Issuer (as such term is defined in Section 101(2) of Title 11 of the United States Code (the “Bankruptcy Code”)).

(x)        Share Sales. Other than sales that have been publicly reported, from the date three months prior to the Trade Date until the Hedge Completion Date (or the Trade Date for any Transaction without an Initial Hedging Period) or, if an Early Termination Event (as defined in Section 3(a)(i) hereof) occurs, from the date of such Early Termination Event until the date that Dealer, in its commercially reasonable discretion and acting in good faith, notifies Counterparty in writing that sales of Shares are permissible, neither Counterparty nor any affiliate of Counterparty nor any person who would be considered to be the same “person” as Counterparty or “act[ing] in concert” with Counterparty (as such terms are used in clauses (a)(2) and (e)(3)(vi) of Rule 144 under the Securities Act) has sold or will, without the written consent of Dealer, sell or hedge (through swaps, options, short sales or otherwise) any long position in, any Shares, except in respect of any Transaction as set forth in the Supplemental Confirmation for such Transaction. Counterparty has not solicited or arranged for the solicitation of, and will not solicit or arrange for the solicitation of, orders to buy Shares in anticipation of or in connection with any sales of Shares that Dealer (or an affiliate of Dealer) may effect in establishing any of Dealer’s Initial Hedge Positions. Except as provided herein, Counterparty has not made or arranged for, and will not make or arrange for, any payment to any person in connection with any sales of Shares that Dealer (or an affiliate of Dealer) may effect in establishing any of Dealer’s Initial Hedge Positions. Counterparty does not know or have any reason to believe that the Issuer has not complied with the reporting requirements contained in paragraph (c)(1) of Rule 144. For the purposes of this paragraph, Shares shall be deemed to include securities convertible into or exchangeable or exercisable for Shares.

(xi)        Overlap Period. At all times during (i) the Initial Hedging Period and (ii) the period commencing on the Scheduled Trading Day immediately preceding the first Scheduled Valuation Date and ending on and including the final Valuation Date hereunder, except with the prior written consent of Dealer, Counterparty will not, directly or indirectly (including, without limitation, by means of a derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or announce or commence any tender offer relating to, any Shares or any security convertible into or exchangeable for the Shares.

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(xii)        Rule 144 Volume. If Counterparty were to sell on any date from and including the Trade Date to and including the end of the Initial Hedging Period for such Transaction a number of the applicable Shares equal to the aggregate Number of Shares for such Transaction, such sales would comply with the volume limitations set forth in paragraph (e) of Rule 144 under the Securities Act.

(xiii)        Issuer Corporate Policy. None of the transactions contemplated herein will violate any corporate policy of the Issuer or other rules or regulations of the Issuer, in each case that are applicable to Counterparty or its affiliates. For the avoidance of doubt the Issuer’s window period policy is not applicable to Counterparty.

(xiv)        Reporting. Counterparty is and, after giving effect to such Transaction, will be in compliance with its reporting obligations under Section 16 and Section 13 of the Exchange Act, and Counterparty will provide Dealer with a copy of any report filed thereunder in respect of such Transaction promptly upon filing thereof.

(xv)        Form 144 Filing. Counterparty shall file or cause to be filed, on the Trade Date of a Transaction and in the manner contemplated by Rule 144(h) under the Securities Act, a notice on Form 144 relating to such Transaction contemplated hereby in the form previously provided to Dealer.

(xvi)        No Plan Assets. The assets of Counterparty do not constitute “plan assets” under the Employee Retirement Income Security Act of 1974, as amended, the Department of Labor Regulations promulgated thereunder or similar law.

(xvii)        No Registered Sales. Counterparty has not sold any Shares pursuant to an effective registration statement at any time during the 30 days prior to the Trade Date, and will not make any such sales of Shares at any time during the Initial Hedging Period or during the 30 days following the Hedge Completion Date (or the Trade Date for any Transaction without an Initial Hedging Period).

(xviii)        Qualified Investor. Counterparty is a “qualified investor” (as such term is defined in Section 3(a)(54)(A) of the Exchange Act) because it is a natural person that owns and invests on a discretionary basis, not less than $25,000,000 in investments.

(xix)        Institutional Account. Counterparty (A) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (B) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (C) is an “institutional account” as defined in FINRA Rule 4512(c).

(xx)        Proceedings. Except to the extent publicly disclosed on or prior to the Trade Date, Counterparty (A) has not been indicted or convicted in a criminal proceeding (excluding traffic violations or similar misdemeanours not relating to the Issuer or involving the securities laws of any jurisdiction), (B) is not and has not been the subject of any civil proceeding of a judicial or administrative body of competent jurisdictions, and, (C) to Counterparty’s knowledge, has not been threatened with any such criminal or civil proceeding other than such threats as have been resolved prior to such Trade Date; and in the case of (A), (B) and (C) relate to tax, securities transactions or investment management or involve fraud or breach of trust.

(g)    U.S. Private Placement Representations. Each of Dealer and Counterparty hereby represents and warrants to the other party as of the Trade Date of each Transaction that:

(i)       It is an “accredited investor” (as defined in Regulation D under the Securities Act) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of such Transaction, and it is able to bear the economic risk of such Transaction.

(ii)       It is entering into such Transaction for its own account and not with a view to the distribution or resale of such Transaction or its rights thereunder except pursuant to a registration statement declared effective under, or an exemption from the registration requirements of, the Securities Act.

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(h)    Schedule Provisions. The Agreement is further supplemented by the following provisions:

(i)        Termination Provisions.

(A)       “Specified Entity” means with relation to Dealer and Counterparty: None.

(B)       The “Cross Default” provisions of Section 5(a)(vi) of the Agreement and the “Credit Event Upon Merger” provisions of Section 5(b)(v) of the Agreement will apply to Counterparty and to Dealer; provided, that (A) Section 5(a)(vi) of the Agreement is amended by deleting “, or becoming capable at such time of being declared,” from subsection (1); and (B) the following language shall be added to the end of Section 5(a)(vi) of the Agreement: “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (x) the default was caused solely by error or omission of an administrative or operational nature; (y) funds were available to enable the party to make the payment when due; and (z) the payment is made within two Local Business Days of such party’s receipt of written notice of its failure to pay.”; provided, further, that, for purposes of Section 5(b)(v) of the Agreement, if the applicable party has long term, unsecured and unsubordinated indebtedness or deposits which is or are publicly rated (such rating, a “Credit Rating”) by Moody’s Investor Services, Inc. (“Moody’s”), Standard and Poor’s Ratings Group (“S&P”) or any other internationally recognized rating agency (a “Rating Agency”), then the words “materially weaker” in line 6 of Section 5(b)(v) shall mean that the Credit Rating of such party (or, if applicable, the Credit Support Provider of such party) shall be rated lower than Baa3 by Moody’s, or lower than BBB- by S&P or, in the event that there is no Credit Rating by either Moody’s or S&P applicable to such party (or, if applicable, the Credit Support Provider of such party) but such party’s long-term indebtedness or deposits is or are rated by a Rating Agency, lower than a rating equivalent to the foregoing by such Rating Agency.

For purposes of such provisions:

(A)       “Specified Indebtedness” will have the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business.

(B)       “Threshold Amount” means (x) in relation to Dealer, an amount equal to three percent (3%) of the shareholders’ equity of Dealer and (y) in relation to Counterparty, USD 21,000,000.00.

(ii)        Multiple Transaction Payment Netting shall apply for the purpose of Section 2(c) of the Agreement to all Transactions under this Master Confirmation.

(iii)        All information and documentation provided to Dealer pursuant to Sections 2(d) and (f) of this Master Confirmation shall be covered by Counterparty’s representations pursuant to Section 3(d) of the Agreement.

(iv)       The Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

(i)      Sale of Additional Shares. Dealer agrees with Counterparty that Dealer or an affiliate of Dealer that is registered as a broker and a dealer with the SEC and is a “market maker” or a “block positioner,” as such terms are used in Rule 144 under the Securities Act, with respect to the Shares shall, as promptly as practicable consistent with market conditions, introduce into the public market a quantity of securities of the same class as the Shares equal to the Number of Transaction Shares minus the number of securities of such class sold in connection with Dealer’s Initial Hedge Position.

(j)      Interpretive Letters. The parties intend that this Master Confirmation and each Supplemental Confirmation hereunder constitute “binding commitments” (with respect to each Transaction without an Initial Hedging Period) and “Contracts” as described in the letter dated December 14, 1999 submitted by Robert W. Reeder and Alan L.

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Beller to Michael Hyatte of the staff of the SEC (the “Staff”) to which the Staff responded in an interpretative letter dated December 20, 1999 (the “1999 Interpretive Letter”) or “contracts” as described in the letter dated November 30, 2011 submitted by Robert T. Plesnarski and Glen A. Rae to Thomas Kim of the Staff to which the Staff responded in an interpretive letter dated December 1, 2011 (the “2011 Interpretive Letter” and, together with the 1999 Interpretive Letter, the “Interpretive Letters”).

(k)    Section 12(a) of the Agreement is hereby amended by (1) deleting the parenthetical “(except that a notice or other communication under Section 5 or 6 may not be given by electronic messaging system or e-mail)” in its entirety, (2) deleting the phrase “or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day” in the final clause thereof, and (3) adding the following words at the end of (vi) “provided, that the parties agree that an electronic “delivery receipt” generated in connection with the dispatch of such e-mail shall constitute sufficient evidence of delivery of such notice,”.

3.       COLLATERAL PROVISIONS:

(a)     Definitions.

(i)        As used in this Master Confirmation, the following words and phrases shall have the following meanings:

“Collateral Event of Default” means, at any time, the occurrence of either of the following: (A) failure of the Collateral to include, as Eligible Collateral for each Transaction hereunder, at least a number of Shares equal to the Number of Transaction Shares or (B) failure at any time of the Security Interests to constitute valid and perfected security interests in all of the Collateral, subject to no prior or equal Lien, and, with respect to any Collateral consisting of securities or securities entitlements, as to which Dealer or the Collateral Agent, on behalf of Dealer, has control, or, in each case, assertion of such by Counterparty in writing. Any Collateral Event of Default shall be an Event of Default under the Agreement with respect to which Counterparty shall be the Defaulting Party.

“Collateral Account” means the custody account of Counterparty maintained on the books of the Securities Intermediary as the securities intermediary under the Control Agreement to which Collateral delivered hereunder is credited with the account number as specified in the Control Agreement (as the same may be redesignated, renumbered or otherwise modified).

“Control Agreement” means the Securities Account Control Agreement, dated as of April [ __], 2025 among Counterparty, Securities Intermediary, Dealer, Agent and Collateral Agent.

“Early Termination Event” means (i) an Event of Default with respect to which Counterparty is the Defaulting Party; or (ii) (A) any Additional Termination Event with respect to which Counterparty is an Affected Party; or (B) any other Termination Event with respect to which Counterparty is an Affected Party for which an Early Termination Date has occurred or been designated and Counterparty has not satisfied in full its payment obligation under Section 6(d)(ii)(2) of the Master Agreement when due.

“Eligible Collateral” means Shares; provided that Counterparty has good and marketable title thereto, free of all Liens (other than the Security Interests and Liens in favor of the Securities Intermediary) and Transfer Restrictions and that the Collateral Agent on behalf of Dealer and Dealer have a valid, first priority perfected security interest therein, a first lien thereon and control with respect thereto.

“Existing Transfer Restrictions” means Transfer Restrictions existing with respect to any securities by virtue of the fact that Counterparty may be an “affiliate” of the Issuer (as such term is defined in Rule 144 under the Securities Act).

“Lien” means any lien, mortgage, security interest, pledge, charge, adverse claim or encumbrance of any kind.

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“Pledged Items” means, as of any date, any and all securities and instruments delivered by Counterparty to be held by the Securities Intermediary pursuant to the Control Agreement under this Section 3 as Collateral.

“Securities Intermediary” means Wells Fargo Clearing Services, LLC

“Security Interests” means the security interests in the Collateral created hereby.

“Transfer Restriction” means, with respect to any security or other property, any condition to or restriction on the ability of the holder thereof to sell, assign or otherwise transfer such security or other property or to enforce the provisions thereof or of any document related thereto whether set forth in such security or other property itself or in any document related thereto, including without limitation (A) any requirement that any sale, assignment or other transfer or enforcement of such security or other property be consented to or approved by any Person, including without limitation the issuer thereof or any other obligor thereon, (B) any limitations on the type or status, financial or otherwise, of any purchaser, pledgee, assignee or transferee of such security or other property, (C) any requirement of the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document of any Person to the issuer of, any other obligor on or any registrar or transfer agent for, such security or other property, prior to the sale, pledge, assignment or other transfer or enforcement of such security or other property, (D) any registration or qualification requirement or prospectus delivery requirement for such security or other property pursuant to any federal, state or foreign securities law (including without limitation any such requirement arising under the Securities Act) and (E) any legend or other notification appearing on any certificate representing such property to the effect that any such condition or restriction exists; provided that the required delivery of any assignment, instruction or entitlement order from the seller, Counterparty, assignor or transferor of such security or other property, together with any evidence of the corporate or other authority of such Person, shall not constitute a “Transfer Restriction.”

“UCC” means the Uniform Commercial Code as in effect in the State of New York.

(ii)        Except as otherwise set forth herein, each of the following terms as used herein shall have the meanings given such term in the UCC section set forth opposite such term:

Term	Section
certificated security	8-102(a)(4)
control	8-106 and 9-106
financial assets	8-102(a)(9)
investment property	9-102(a)(49)
location	9-307
Person	1-201(b)(27)
securities	8-102(a)(15)
securities intermediary	8-102(a)(14)
security entitlement	8-102(a)(17)
uncertificated security	8-102(a)(18)

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(b)    The Security Interests. In order to secure the full and punctual observance and performance of all present and future obligations of Counterparty to Dealer under the Agreement (including without limitation all obligations of Counterparty under Sections 2 and 6 of the Agreement), this Master Confirmation and each Transaction hereunder:

(i)        Counterparty hereby assigns, pledges and grants to Dealer and the Collateral Agent, solely as agent of and for the benefit of Dealer, security interests in and to, and a lien upon and right of set-off against, all of Counterparty’s right, title and interest in and to (A) the Pledged Items described in Section 3(b)(ii) hereof and any Pledged Items identified in any certificate delivered by Counterparty pursuant to Section 3(d)(i) hereof; (B) all additions to such Pledged Items (including without limitation any securities, instruments or other property delivered or pledged pursuant to Section 3(c)(i) or 3(d)(i) hereof (such additions, the “Additions”)); (C) the Collateral Account and all cash, securities (including Shares), investment property, financial assets, and other property that may from time to time be deposited in, credited to, or held or carried in the Collateral Account and all security entitlements with respect to any of the foregoing; and (D) all income, proceeds (as defined in the UCC) and collections received or to be received, or derived or to be derived, now or at any time hereafter from or in connection with the Collateral described in clauses (A) through (C) above (collectively, the “Collateral”).

(ii)        On or prior to the Trade Date of such Transaction, Counterparty shall deliver to the Securities Intermediary, Eligible Collateral consisting of a number of Shares equal to the Number of Transaction Shares for such Transaction to be held pursuant to the Control Agreement (the “Initial Pledged Securities”). Such Shares shall be in book-entry form without any restrictive legends, and shall be registered in the name of the DTC’s nominee, maintained in the form of book entries on the books of the DTC, and shall be allowed to be settled through DTC’s regular book-entry settlement services. As used herein, “DTC” means The Depository Trust Company.

(iii)        The Security Interests are granted as security only and shall not subject the Securities Intermediary, Collateral Agent or Dealer to, or transfer or in any way affect or modify, any obligation or liability of Counterparty or the Issuer with respect to any of the Collateral or any transaction in connection therewith.

(iv)        The parties hereto expressly agree that the Collateral Account is a securities account and all rights, assets and property at any time held therein or credited thereto as Collateral hereunder shall be treated as financial assets within the meaning of Article 8 of the UCC. Each of Collateral Agent (acting solely in its capacity as agent for Dealer as secured party) and Dealer hereby covenants with Counterparty, solely among themselves and for the benefit of Counterparty, that it will not originate entitlement orders concerning the Collateral, except in accordance with the Agreement and this Master Confirmation. The foregoing covenant is for the benefit of Counterparty only.

(v)        If such Transaction has an Initial Hedging Period, on or promptly after the Hedge Completion Date, if the Number of Transaction Shares as specified in the related Trade Notification is less than the Initial Pledged Securities, the Collateral Agent on behalf of Dealer or Dealer shall cause the Securities Intermediary to release, to Counterparty the excess (if any) of (x) the Initial Pledged Securities held by the Securities Intermediary as Collateral hereunder over (y) the Number of Transaction Shares as specified in the related Trade Notification.

(c)     Certain Covenants of Counterparty. Counterparty agrees that, so long as any of Counterparty’s obligations under the Agreement (including without limitation all obligations of Counterparty under Sections 2 and 6 of the Agreement), this Master Confirmation and any Transaction hereunder remains outstanding (other than contingent indemnification obligations for which no claim has been asserted):

(i)        Counterparty shall ensure at all times that a Collateral Event of Default shall not occur, and shall pledge additional Collateral in the manner described in Sections 3(d)(i) and 3(d)(ii) hereof as necessary to cause such requirement to be met.

(ii)        Counterparty shall, at the expense of Counterparty and in such manner and form as Dealer or the Collateral Agent acting on behalf of Dealer may reasonably require, give, execute, deliver, file and record

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any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable in order to (A) create, preserve, perfect, substantiate or validate any security interest granted pursuant hereto, (B) create or maintain control with respect to any such security interests in any investment property or (C) enable the Collateral Agent to exercise and enforce Dealer’s rights hereunder with respect to such security interest. Counterparty hereby authorizes the Collateral Agent to file such financing statements, naming Counterparty as debtor and providing such description of Collateral, as the Collateral Agent deems necessary or advisable.

(iii)        Counterparty shall warrant and defend Counterparty’s title to the Collateral, subject to the rights of the Dealer, against the claims and demands of all Persons. The Collateral Agent, acting on behalf of Dealer, and Dealer (or, as they may agree, one of them) may elect, but without an obligation to do so, to discharge any Lien of any third party on any of the Collateral.

(iv)        Counterparty agrees that Counterparty shall not change any of (A) Counterparty’s name, (B) Counterparty’s principal residence or (C) Counterparty’s marital status, unless in any such case (x) Counterparty shall have given Dealer not less than 30 days’ prior notice thereof and (y) such change shall not (including as a result of Counterparty taking appropriate steps prior to or concurrently with any such change) cause any of the Security Interests to become unperfected, cause Dealer to cease to have control in respect of any of the Security Interests in any Collateral consisting of investment property or subject any Collateral to any other Lien.

(v)        Counterparty agrees that Counterparty shall not (A) create or permit to exist any Lien (other than the Security Interests and Liens in favor of the Securities Intermediary) or any Transfer Restriction (other than the Existing Transfer Restrictions) upon or with respect to the Collateral, (B) sell or otherwise dispose of, or grant any option with respect to, any of the Collateral or (C) enter into or consent to (x) any agreement (other than this Master Confirmation or any Control Agreement referred to in Section 3(d)(ii)(C)) that restricts in any manner the rights of any present or future owner of any Collateral with respect thereto or (y) any agreement (other than any Control Agreement referred to in Section 3(d)(ii)(C) hereof among Customer, Dealer, Collateral Agent and the securities intermediary thereto) pursuant to which any Person other than Counterparty, the Collateral Agent, Dealer, and Securities Intermediary has or will have control in respect of any Collateral.

(d)    Administration of the Collateral and Valuation of the Securities.

(i)        Counterparty may pledge hereunder additional Collateral acceptable to Dealer at any time by delivery of such Collateral pursuant to subsection (ii) below. Concurrently with the delivery of any additional Eligible Collateral, Counterparty shall deliver to the Collateral Agent a certificate of Counterparty substantially in the form of Exhibit C hereto and dated the date of such delivery, (A) identifying the additional items of Eligible Collateral being pledged and (B) certifying that with respect to such items of additional Eligible Collateral the representations and warranties contained in Section 2(f)(vi) hereof are true and correct with respect to such Eligible Collateral on and as of the date thereof.

(ii)        Any delivery of any securities or security entitlements as Collateral to the Collateral Agent on behalf of Dealer or Dealer by Counterparty shall be effected (A) in the case of Collateral consisting of certificated securities registered in the name of Counterparty, by delivery of certificates representing such securities to the Securities Intermediary, accompanied by any required transfer tax stamps, and in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank (including any related documentation required by the transfer agent for such securities in connection with effecting or registering transfer), with signatures appropriately guaranteed, all in form and substance satisfactory to the Securities Intermediary, (B) in the case of Collateral consisting of uncertificated securities registered in the name of Counterparty, by transmission by Counterparty of an instruction to the issuer of such securities instructing such issuer to register such securities in the name of the Securities Intermediary or its nominee, accompanied by any required transfer tax stamps, and the issuer’s compliance with such instructions, (C) [reserved] and (D) in the case of securities in respect of which security entitlements are held by Counterparty through the Securities Intermediary as Counterparty’s securities intermediary, by the grant of the Security Interests hereunder and the crediting of such security entitlements to the Collateral Account.

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(iii)        If on any Scheduled Trading Day the Collateral Agent on behalf of Dealer determines that a Collateral Event of Default shall have occurred, the Collateral Agent shall promptly notify Counterparty of such determination by telephone call to Counterparty followed by a written confirmation of such call.

(iv)        If on any Scheduled Trading Day the Collateral Agent on behalf of Dealer determines that no Early Termination Event or failure by Counterparty to meet any of Counterparty’s obligations under Section 3(c) or 3(d) hereof or under “Obligations with Respect to Excess Cash Dividends or Extraordinary Cash Dividends” above has occurred and is continuing, Counterparty may obtain the release from the Security Interests of any Collateral (including for the avoidance of doubt, any dividends not required to be paid to Dealer under “Obligations with Respect to Excess Cash Dividends or Extraordinary Cash Dividends” above) upon delivery to the Collateral Agent of a written notice from Counterparty indicating the items of Collateral to be released so long as, after such release, no Collateral Event of Default shall have occurred.

(v)        The Collateral Agent on behalf of Dealer may at any time or from time to time following the occurrence and during the continuance of an Early Termination Event, in its sole discretion, or otherwise upon agreement of the parties, cause any or all of the Collateral that is registered in the name of Counterparty or Counterparty’s nominee to be transferred of record into the name of the Collateral Agent on behalf of Dealer or Collateral Agent’s nominee. Counterparty shall promptly give to the Collateral Agent copies of any notices or other communications received by Counterparty with respect to Collateral that is registered, or held through a securities intermediary, in the name of Counterparty or Counterparty’s nominee and the Collateral Agent shall promptly give to Counterparty copies of notices and communications received by the Collateral Agent with respect to Collateral that is registered, or held through a securities intermediary, in the name of the Collateral Agent or its nominee; provided that (A) the Collateral Agent shall only be required to deliver such notices or other communications as have actually been received by it, Dealer or Securities Intermediary in respect of the Collateral and (B) the Collateral Agent shall only be required to make such deliveries as quickly as reasonably practicable after its receipt of such notices or other communications; provided, further, that proxies, powers of attorney, consents, ratifications and waivers in respect of any of the Collateral that is registered, or held through a securities intermediary, in the name of the Collateral Agent or its nominee shall be subject to Section 3(e)(ii) hereof and shall not be subject to this Section 3(d)(v). Except as specifically set forth herein, the Collateral Agent shall have no further obligation to ascertain, or to notify Counterparty of, the occurrence of any events or actions concerning Collateral that is registered, or held through a securities intermediary, in the name of the Collateral Agent on behalf of Dealer or its nominee and the Collateral Agent shall not be deemed to assume any such further obligation as a result of its establishment of any internal procedures with respect to any securities in its possession.

(vi)        Counterparty and Dealer agree that Counterparty shall forthwith upon demand pay to the Collateral Agent on behalf of Dealer:

(A)       the amount of any taxes that the Collateral Agent on behalf of Dealer or Dealer may have been required to pay by reason of the Security Interests or to free any of the Collateral from any Lien thereon; provided that the Collateral Agent or Dealer, as the case may be, shall use reasonable efforts to notify Counterparty in writing of the amount of such taxes, and

(B)       the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of outside counsel and of any other experts, that the Collateral Agent on behalf of Dealer or Dealer may incur in connection with (1) the enforcement of this Section 3, including such expenses as are incurred to preserve the value of the Collateral and the validity, perfection, rank and value of the Security Interests, (2) the collection, sale or other disposition of any of the Collateral, (3) the exercise by the Collateral Agent of any of the rights conferred upon it or the Dealer hereunder or (4) any Early Termination Event.

Any such amount not paid on demand shall bear interest (computed on the basis of a year of 360 days and payable for the actual number of days elapsed) at a rate per annum equal to 2% plus the rate announced from time to time by Dealer as its prime rate.

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(e)     Income and Voting Rights in Collateral.

(i)       Subject to Section 3(d)(iv), the Collateral Agent on behalf of Dealer or Dealer shall have the right to receive and retain with the Securities Intermediary pursuant to the Control Agreement as Collateral hereunder all proceeds of the Collateral, excluding interest (“Interest Proceeds”); provided that the Collateral Agent on behalf of Dealer or Dealer shall have the right to receive and retain with the Securities Intermediary pursuant to the Control Agreement as Collateral hereunder any and all proceeds of the Collateral, including without limitation any Interest Proceeds, upon the occurrence and during the continuance of an Early Termination Event (such proceeds, in either case, “Retained Proceeds”), and Counterparty shall take all such action as the Collateral Agent shall deem necessary or appropriate to give effect to such right. All such Retained Proceeds shall be received in trust for the benefit of the Collateral Agent for the benefit of Dealer and Dealer and, if the Collateral Agent so directs, shall be segregated from other funds of Counterparty and shall, forthwith upon demand by the Collateral Agent, be paid over to the Securities Intermediary as Collateral in the same form as received (with any necessary endorsement). After all Early Termination Events have been cured, the Collateral Agent’s right to retain Interest Proceeds under this Section 3(e)(i) shall cease and the Collateral Agent shall pay over to Counterparty, or direct the Securities Intermediary to pay over to counterparty, any such Collateral consisting of Interest Proceeds retained by it during the continuance of any such Early Termination Event.

(ii)       Unless an Early Termination Event shall have occurred and be continuing or an Event of Default or Termination Event would result directly from a vote, consent, ratification or waiver given by Counterparty hereunder, Counterparty shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to the Collateral, and the Collateral Agent shall promptly notify Counterparty in accordance with its customary and then-existing procedures after its receipt of any proxies, powers of attorney, consents, ratifications or waivers in respect of any of the Collateral and, upon receiving a written request from Counterparty stating that no Early Termination Event shall have occurred and be continuing or would result therefrom, deliver to Counterparty or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any of the Collateral that is registered, or held through Securities Intermediary, in the name of the Collateral Agent or Dealer or its nominee as shall be specified in such request and Collateral Agent, acting on behalf of Dealer, shall direct the Securities Intermediary, to exercise the vote, consent, ratification or waiver with respect to the Collateral as directed by Counterparty; provided, however, that (A) the Collateral Agent shall only be required to deliver such proxies, powers of attorneys, consents, ratifications and waivers as have actually been received by it, Dealer or the Securities Intermediary in respect of the Collateral and (B) the Collateral Agent or Dealer shall only be required to make such deliveries as quickly as reasonably practicable after its (or the Dealer’s or Securities Intermediary’s) receipt of the relevant documents and the written request. Notwithstanding the foregoing, but without prejudice to any of Dealer’s rights under Section 3(f) below, upon the occurrence of an Early Termination Event pursuant to clause (i) of the definition thereof, Counterparty shall continue to have the right to vote and give consents, ratifications and waivers with respect to any Collateral remaining in the Collateral Account that Dealer or the Collateral Agent on behalf of Dealer has not sold, assigned, hypothecated, or otherwise transferred or exercised its remedies hereunder against, and Collateral Agent and Dealer’s obligations in respect of any proxies, powers of attorney, consents, ratifications and waiver in respect of such Collateral shall continue to apply, in each case as described in the immediately preceding sentence, until Dealer has designated an Early Termination Date in respect of the related Event of Default, and upon such designation such rights of Counterparty and obligations of Dealer shall immediately cease and the immediately succeeding clause (iii) shall apply; provided, however, that Counterparty shall not exercise or refrain from exercising such rights in a manner that is inconsistent with the terms of this Master Confirmation or if such action would have a material adverse effect on the value of the Collateral.

(iii)        Subject to the immediately preceding clause (ii), if an Early Termination Event shall have occurred and be continuing, the Collateral Agent on behalf of Dealer shall have the right, to the extent permitted by law, and Counterparty shall take all such action as may be reasonably requested by the Collateral Agent and necessary or appropriate to give effect to such right, to vote and to give consents, ratifications and waivers, and to take any other action with respect to any or all of the Collateral with the same force and effect as if the Collateral Agent on behalf of Dealer were the absolute and sole owner thereof.

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(iv)        Counterparty agrees that Dealer is entitled to withhold any and all present or future taxes, (including interest, penalties and additions thereto) required to be withheld by applicable law, including, required withholding in the absence of proper tax documentation on payments to, or proceeds and payments realized from, the Collateral. The parties agree that at all times prior to the sale of any Collateral pursuant to an exercise of remedies hereunder or the application of any Collateral to offset Counterparty’s obligations pursuant to the Agreement or any Confirmation, Counterparty shall be treated as the owner of the Collateral for U.S. Federal and state tax purposes.

(f)      Remedies upon Early Termination Events.

(i)       If any Early Termination Event shall have occurred and be continuing, the Collateral Agent may exercise on behalf of Dealer all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised); provided that, without prejudice to Dealer’s rights under this Section 3(f), in respect of an Early Termination Event pursuant to clause (i) and/or clause (ii)(A) of the definition thereof, Dealer agrees to use its commercially reasonable efforts to deliver a notice designating an Early Termination Date pursuant to Section 6 of the Agreement substantially concurrently with its exercise of its rights in respect thereof.  In addition, without being required to give any notice, except as may be required by mandatory provisions of law, may, if a Counterparty Payment Event (as defined in Section 4(i) hereof) occurs and any Counterparty Payment Amount (as defined in Section 4(i) hereof) has not been paid by 12:00 p.m., New York City time, on the date on which it is due: (A) deliver all Collateral consisting of Shares or Converted Property (as defined in Section 4(i) hereof), but not in excess of the number thereof that Counterparty is obligated to deliver pursuant to Section 4(i) hereof, to an affiliate of Dealer designated by Dealer on the date such Shares are required to be delivered hereunder in satisfaction of Counterparty’s obligations to deliver Shares under such Section 4(i) (such delivery, a “Self-Delivery”), whereupon such affiliate shall hold such Shares absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of Counterparty that may be waived or any other right or claim of Counterparty, and Counterparty, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal that Counterparty has or may have under any law now existing or hereafter adopted; and (B) if such Self-Delivery shall be insufficient to satisfy in full all of the obligations of Counterparty under the Agreement or hereunder, sell all of the remaining Collateral, or such lesser portion thereof as may be necessary to generate proceeds sufficient to satisfy in full all of the obligations of Counterparty under the Agreement or hereunder. Counterparty shall be liable for the deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay all amounts to which Dealer is entitled.

(ii)       Counterparty hereby irrevocably appoints the Collateral Agent on behalf of Dealer as Counterparty’s true and lawful attorney (which power of attorney is coupled with an interest), with full power of substitution, in the name of Counterparty, the Collateral Agent on behalf of Dealer or Dealer or otherwise, for the sole use and benefit of the Collateral Agent on behalf of Dealer and Dealer, but at the expense of Counterparty, to the extent permitted by law, to exercise, at any time and from time to time while an Early Termination Event has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral:

(A)       to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

(B)       to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

(C)       to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Dealer were the absolute owner thereof and in connection therewith, to make all necessary deeds, bills of sale, instruments of assignment, transfer or conveyance of the property, and all instructions and entitlement orders in respect of the property thus to be (or that is being or has been) sold, transferred, assigned or otherwise dealt in, and

(D)       to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

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provided that, to the extent permitted by law, the Collateral Agent shall give Counterparty not less than one day’s prior written notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral that threatens to decline speedily in value, including without limitation equity securities, or is of a type customarily sold on a recognized market. Counterparty agrees that the Shares constitute Collateral that may decline rapidly in value and are of a type customarily sold on a recognized market. The Collateral Agent and Counterparty agree that such notice constitutes “reasonable authenticated notification” within the meaning of Section 9-611 of the UCC. If so requested by the Collateral Agent on behalf of Dealer, by Dealer or by any buyer of the Collateral or a portion thereof, Counterparty shall further ratify and confirm any action taken pursuant to such power of attorney by executing and delivering to the Collateral Agent, to Dealer or to such buyer or buyers at the expense of Counterparty all proper deeds, bills of sale, instruments of assignment, conveyance or transfer, releases, instructions and entitlement orders as may be designated in any such request.

(iii)       Counterparty recognizes that Dealer may choose or be required under applicable law to effect a sale of all or a part of the Collateral by means of one or more private sales, and that the purchasers in such private sales may be obliged to agree, among other things, to acquire such Collateral for their own account and not with a view to the distribution or resale thereof except pursuant to a registration statement declared effective under, or an exemption from the registration requirements of, the Securities Act. Counterparty agrees that private sales so made may be at prices and other terms less favorable to the seller than if such Collateral were sold at public sales, and that Dealer has no obligation to delay sale of any such Collateral for the period of time necessary to permit a public sale thereof, including without limitation to allow the issuer of such Collateral, even if such issuer would agree, to register such Collateral for public sale under such applicable securities laws. Counterparty agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

(iv)       Counterparty hereby (i) acknowledges that selling or otherwise disposing of Collateral consisting of Shares in accordance with the restrictions set forth in Section 4(a) and the other provisions of this Master Confirmation may result in prices and terms less favorable to the Dealer than those that could be obtained by selling or otherwise disposing of any such Shares at one time in a single transaction and (ii) agrees and acknowledges that no method of sale or other disposition of the available portion of any such Shares shall be deemed commercially unreasonable because of any action taken or not taken by the Collateral Agent on behalf of Dealer and/or Dealer to comply with such restrictions. For the avoidance of doubt, the inability of the Collateral Agent on behalf of Dealer and/or Dealer to acquire, receive or exercise rights with respect to Collateral consisting of Shares at any time as a result of Section 4(a) below shall not preclude the Collateral Agent on behalf of Dealer and/or Dealer from taking such action at a later time when such inability no longer exists. Notwithstanding any provision of this Master Confirmation to the contrary, none of the Collateral Agent on behalf of Dealer or Dealer shall become the record or beneficial owner, or otherwise have any rights as a holder, of any Collateral consisting of Shares that the Collateral Agent on behalf of Dealer and/or Dealer is not entitled to exercise any other remedies in respect of at any time until such time as the Collateral Agent and/or Dealer is permitted to exercise such remedies in respect thereof pursuant to the limitations set forth in Section 4(a).

(g)    The Collateral Agent.

(i)        Dealer hereby irrevocably appoints and authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Section 3 as are delegated to the Collateral Agent by the terms hereof, together with all such powers as are reasonably incidental thereto. Notwithstanding anything to the contrary in this Master Confirmation or the Control Agreement, any actions taken or determinations made by the Collateral Agent under this Master Confirmation shall be taken or made on behalf of the Dealer and not in its individual capacity or for its own behalf.

(ii)        The obligations of the Collateral Agent hereunder are only those expressly set forth in this Section 3.

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(iii)        The Collateral Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

(iv)        Neither the Collateral Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection with this Section 3 (A) with the consent or at the request of Dealer or (B) in the absence of its own gross negligence, fraud or willful misconduct. The Collateral Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

(v)        [reserved].

(vi)        Beyond the exercise of reasonable care in the custody thereof and as otherwise set forth in this Master Confirmation, the Collateral Agent or Dealer shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent, bailee, clearing corporation or securities intermediary or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent or Dealer shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent, bailee, clearing corporation or securities intermediary selected by the Collateral Agent in good faith (or selected by an agent, bailee, clearing corporation or securities intermediary so selected by the Collateral Agent or by any agent, bailee, clearing corporation or securities intermediary selected in accordance with this parenthetical phrase).

(vii)        Any corporation or association into which the Collateral Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its agency business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, shall, subject to the prior written consent of Dealer, be and become a successor Collateral Agent hereunder and vested with all of the title to the Collateral and all of the powers, discretions, immunities, privileges and other matters as was its predecessor without, except as provided above, the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

(h)    [Reserved].

(i)      As to Pledged Items located in any jurisdiction other than the State of New York, the Collateral Agent on behalf of Dealer shall have, in addition to any rights under the laws of the State of New York, all of the rights to which a secured party is entitled under the laws of such other jurisdiction. The parties hereto hereby agree that the securities intermediary’s jurisdiction (within the meaning of Section 8-110(e) of the UCC) with respect to the Collateral Agent is the State of New York.

(j)      No Right to Rehypothecate Securities. So long as no Early Termination Event has occurred, Dealer shall not have the right to sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business, any Collateral.

(k)    Termination of Security Interest. The rights hereby granted by Counterparty in the Collateral shall cease, terminate and be void upon fulfilment of all of the obligations of Counterparty under each Transaction hereunder (other than contingent indemnification obligations for which no claim has been asserted). Any Collateral remaining at the time of such termination shall be fully released and discharged from the Security Interests and delivered to Counterparty by the Securities Intermediary at the direction of the Collateral Agent on behalf of Dealer, all at the request and expense of Counterparty, and the Collateral Agent and Dealer agree to execute and deliver all termination and releases, UCC-3 termination statements, termination notices under the Control

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Agreements and any other documents of release as reasonably requested by Counterparty to evidence and effectuate such termination, all at the expense of Counterparty.

4.       MISCELLANEOUS:

(a)     Limit on Beneficial Ownership. Notwithstanding any other provisions hereof, Dealer may not take delivery of any Shares deliverable hereunder or exercise remedies as described in Section 3 hereof in respect of Shares constituting Collateral (any such exercise, delivery or exercise of remedies, a “Share Acquisition”) and Automatic Physical Settlement shall not apply to the extent (but only to the extent) that, after such Share Acquisition, (i) the Section 16 Percentage would exceed 7.5%, or (ii) the Share Amount would exceed the Applicable Share Limit. Any purported Share Acquisition hereunder shall be void and have no effect to the extent (but only to the extent) that, after such Share Acquisition, (i) the Section 16 Percentage would exceed 7.5%, or (ii) the Share Amount would exceed the Applicable Share Limit. If any Share Acquisition hereunder is not made, in whole or in part, as a result of this provision, Counterparty’s obligations in respect of such Share Acquisition shall not be extinguished and Counterparty shall fulfill such obligations as promptly as practicable after, but in no event later than one Scheduled Trading Day after, Dealer gives notice to Counterparty that, after such Share Acquisition, (i) the Section 16 Percentage would not exceed 7.5%, and (ii) the Share Amount would not exceed the Applicable Share Limit. “Section 16 Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the number of Shares that Dealer and any of its affiliates or any other person subject to aggregation with Dealer for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act, or any “group” (within the meaning of Section 13) of which Dealer is or may be deemed to be a part beneficially owns (within the meaning of Section 13 of the Exchange Act), without duplication, on such day (or, to the extent that for any reason the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder results in a higher number, such higher number) and (B) the denominator of which is the number of Shares outstanding on such day. The “Share Amount” as of any day is the number of Shares that Dealer and any person whose ownership position would be aggregated with that of Dealer (Dealer or any such person, a “Dealer Person”) under any law, rule, regulation or regulatory order (including, without limitation, under the Investment Company Act) or any organizational documents of the Issuer or any agreement to which Counterparty is a party that are, in each case, applicable to ownership of Shares (“Applicable Restrictions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under any Applicable Restriction, as determined by Dealer in its reasonable discretion. The “Applicable Share Limit” means a number of Shares equal to (A) the minimum number of Shares that, in Dealer’s reasonable judgment based on advice of counsel, could give rise to reporting or registration obligations (except for any filing requirements on Form 13F, Schedule 13D or Schedule 13G under the Exchange Act, in each case, as in effect on the relevant Trade Date, applicable to a Section 16 Percentage of 7.5% or less) or other requirements (including obtaining prior approval from any person or entity) of a Dealer Person, or would result in an adverse effect on a Dealer Person (including, without limitation, any limitation or restrictions on Dealer’s or any of its Affiliates ability to enter into principal transactions with the Issuer or its Affiliates or deal in their securities, or being deemed an “Affiliated Person” (as defined in the Investment Company Act) of the Issuer or any of its affiliates), under any Applicable Restriction, as determined by Dealer in its reasonable discretion, minus (B) 1% of the number of Shares outstanding.

(b)    Right to Extend. Dealer may postpone, in whole or in part, any Valuation Date or any other date of valuation or delivery (in which event the Calculation Agent shall make appropriate adjustments to the Number of Shares with respect to one or more Components of any Transaction hereunder) if Dealer determines, in its reasonable judgment and, in respect of clause (ii) below, based on advice of counsel, that such extension is reasonably necessary or appropriate to (i) preserve Dealer’s commercially reasonable hedging or hedge unwind activity hereunder in light of existing liquidity conditions (but only if the ADTV (as defined below) falls below 50%of the ADTV as of the applicable Trade Date, as determined by the Calculation Agent) or (ii) to enable Dealer to effect purchases or sales of Shares in connection with its commercially reasonable hedging, hedge unwind or settlement activity hereunder in a manner that is in compliance with applicable legal, regulatory or self-regulatory requirements, or with related policies and procedures applicable to Dealer (so long as such policies and procedures are related to legal, regulatory or self-regulatory issues and are generally applicable in similar situations and applied to similar transactions in a non-discriminatory manner); provided that no such Valuation Date or other date of valuation or delivery may be postponed more than a number of Scheduled Trading Days after the original Valuation Date or other date of valuation or delivery, as the case may be, equal to the Number of Components for

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the relevant Transaction. “ADTV” means, in respect of any date of determination, the average daily trading volume of the Shares on the Exchange (excluding elements of such average daily trading volume that may be attributed to any block trade that occurs on any such Scheduled Trading Day and any after-hours trading or any other trading outside the regular trading session on any such Scheduled Trading Day) measured over a sixty (60) Scheduled Trading Day period ending on (i) that date of determination, in the event that such determination is made after 4:00 p.m. on any Scheduled Trading Day that is not a Disrupted Day and (ii) otherwise, on the immediately preceding Scheduled Trading Day that is not a Disrupted Day.

(c)     Amendments to the Equity Definitions. The following amendments shall be made to the Equity Definitions:

(i)       Section 11.2(a) of the Equity Definitions is hereby amended by deleting the words “a diluting or concentrative” and replacing them with “a material economic” and adding the following words at the end thereof “or options on such Shares”;

(ii)       Section 11.2(c) of the Equity Definitions is hereby amended by (x) replacing the words “a diluting or concentrative” with “a material economic”, and (y) deleting the phrase “(provided that no adjustments will be made to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relative to the relevant Shares)” and replacing it with the phrase “(and, for the avoidance of doubt, except in the case of a Potential Adjustment Event as described in Section 11.2(e)(i), Section 11.2(e)(ii)(A), Section 11.2(e)(ii)(B) or Section 11.2(e)(iv) of the Equity Definitions, adjustments may be made to account solely for changes in volatility, expected dividends, stock loan rate, or liquidity relative to the relevant Shares; in the case of a Potential Adjustment Event as described in Section 11.2(e)(i), Section 11.2(e)(ii)(A), Section 11.2(e)(ii)(B) or Section 11.2(e)(iv) of the Equity Definitions, adjustments may only be made for the dilutive or concentrative effect of such event and no adjustments will be made to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relative to the relevant Shares)”;

(iii)       Section 11.2(e)(vii) of the Equity Definitions is hereby amended by deleting the words “a diluting or concentrative” and replacing them with the word “a material economic” and adding the following words at the end thereof “or options on such Shares as a result of a corporate event involving the Issuer”;

(iv)       Notwithstanding anything to the contrary contained herein or in the Equity Definitions, neither (1) open market Share repurchases at prevailing market prices nor (2) Share repurchases through a dealer pursuant to accelerated share repurchases, forward contracts or similar transactions (including without limitation any discount to average VWAP prices) that are entered into at prevailing market prices and in accordance with customary market terms for transactions of such type to repurchase the Shares shall be considered Potential Adjustment Events, so long as (A) the aggregate number of Shares repurchased during any 12-month period during the term of any Transaction pursuant to all such transactions described in subclauses (1) and (2) of this clause (iv) does not exceed 10% of the number of Shares outstanding as of the Trade Date for such Transaction and (B) the aggregate number of Shares repurchased during the term of any Transaction pursuant to all such transactions described in subclauses (1) and (2) of this clause (iv) does not exceed 30% of the number of Shares outstanding as of the Trade Date for such Transaction, in each case as determined by the Calculation Agent;

(v)       The parties hereto agree and acknowledge than any transaction or event that would have been (x) a Transformative Transaction if the Transformative Transaction Percentage were less than 35% or (y) a Tender Offer if the Tender Offer Percentage were less than 20%, as the case may be, shall not constitute a Potential Adjustment Event as set forth in Section 11.2(e)(vii) of the Equity Definitions.

(vi)       Section 12.6(a)(ii) of the Equity Definitions is hereby amended by (x) deleting from the fourth line thereof the word “or” after the word “official” and inserting a comma therefor, and (y) deleting the semi-colon at the end of subsection (B) thereof and inserting the following words therefor “or (C) at Dealer’s option, the occurrence of any of the events specified in Section 5(a)(vii)(1) through (9) of the ISDA 2002 Master Agreement with respect to that Issuer.”;

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(vii)        Section 12.9(b)(iv) of the Equity Definitions is hereby amended by (x) deleting (1) subsection (A) in its entirety, (2) the phrase “or (B)” following subsection (A) and (3) the phrase “in each case” in subsection (B); and (y) deleting the phrase “neither the Non-Hedging Party nor the Lending Party lends Shares in the amount of the Hedging Shares or” in the penultimate sentence; and

(viii)        Section 12.9(b)(v) of the Equity Definitions is hereby amended by (1) inserting after the phrase “If such notice is not given” in the third sentence thereof the words “or the Non-Hedging Party has not elected an alternative specified in clause (A), (B) or (C) above”; and (2) deleting clause (X) and the words “or (Y)” in the final sentence.

(d)    [Reserved.]

(e)     Transfer or Assignment. Counterparty may not transfer any of its rights or obligations under any Transaction hereunder without the prior written consent of Dealer; provided that Counterparty may request to transfer its rights and obligations under this Master Confirmation and all Transactions hereunder to any trust established by Counterparty for the benefit of Counterparty and/or any member of Counterparty’s family or any affiliate thereof (the “Designated Transferee”) and Dealer shall use commercially reasonable efforts to effect such transfer, so long as (i) Dealer shall have obtained internal credit approval to permit such transfer, which approval may be provided, withheld or conditioned in Dealer’s commercially reasonable discretion, and if conditioned any conditions to such approval shall be satisfied, (ii) Dealer shall have received all information and documentation in respect of such Designated Transferee to satisfy its usual and customary know-your-customer and anti-money laundering requirements, (iii) such transfer shall be effected on terms reasonably satisfactory to Dealer, including any reasonable undertakings by such Designated Transferee (including, but not limited to, an undertaking with respect to compliance with applicable securities laws in a manner that, in the reasonable judgment of Dealer, will not expose Dealer to material risks under applicable securities laws); (iv) Dealer is reasonably satisfied, based on advice of counsel, that such transfer complies with applicable legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer, but so long as such policies and procedures are related to legal, regulatory or self-regulatory issues and are generally applicable in similar situations and applied to similar transactions in a non-discriminatory manner), including, without limitation, the Interpretive Letters; (v) such Designated Transferee shall have provided Dealer, prior to such transfer, with a complete and accurate U.S Internal Revenue Service Form W-9 (certifying that such Designated Transferee is not subject to U.S. federal backup withholding), and shall make such Payee Tax Representations in Section 4(p) below and provide such other tax documentation as may be reasonably requested by Dealer; (vi) Dealer shall not, as a result of such transfer, be required to pay the Designated Transferee on any payment date an amount under Section 2(d)(i)(4) of the Agreement greater than an amount that Dealer would have been required to pay to Counterparty in the absence of such transfer and (vii) Dealer shall not, as a result of such transfer, receive from such Designated Transferee on any payment date any amount less than it would have been entitled to receive in the absence of such transfer. Dealer may transfer or assign all or any part of its rights or obligations under any Transaction hereunder (A) without Counterparty’s consent, to any affiliate of Dealer (1) that has a rating for its long term, unsecured and unsubordinated indebtedness that is equal to or better than Dealer’s credit rating at the time of such transfer or assignment, or (2) whose obligations hereunder will be guaranteed, pursuant to the terms of a customary guarantee in a form used by Dealer generally for similar transactions, by Dealer or Dealer’s ultimate parent, (B) with Counterparty’s consent (such consent not to be unreasonably withheld or delayed) to any other third party with a rating for its long term, unsecured and unsubordinated indebtedness equal to or better than the lesser of (1) the credit rating of Dealer at the time of the transfer and (2) A- by Standard and Poor’s Rating Group, Inc. or its successor (“S&P”), or A3 by Moody’s Investor Service, Inc. (“Moody’s”) or, if either S&P or Moody’s ceases to rate such debt, at least an equivalent rating or better by a substitute rating agency mutually agreed by Counterparty and Dealer, or (C) with Counterparty’s consent (in its sole discretion) to any other third party; provided that, in each case (t) such transfer shall be effected on terms reasonably satisfactory to Counterparty, including an undertaking with respect to compliance with applicable securities laws in a manner that, in the reasonable judgment of Counterparty will not expose Counterparty to material risks under applicable securities laws, (u) Counterparty will not be required, as a result of such transfer or assignment, to pay or deliver to the transferee or assignee on any payment or delivery date any payment or delivery greater than an amount that Counterparty would have been required to pay Dealer in the absence of such transfer or assignment (including, without limitation, pursuant to Section 2(d)(i)(4) of the Agreement), (v) Counterparty will not, as a result of such

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transfer or assignment, receive from the transferee or assignee on any payment or delivery date any payment or delivery less than the amount that Counterparty would have been entitled to receive from Dealer in the absence of such transfer or assignment, (w) such transfer or assignment will not cause a deemed exchange for Counterparty of such Transaction under Section 1001 of the Internal Revenue Code of 1986, as amended (the “Code”), (x) the transferee or assignee shall provide Counterparty with a complete and accurate U.S Internal Revenue Service Form W-8 or W-9 (as applicable), and shall make such Payee Tax Representations and provide such tax documentation as may be reasonably requested by Counterparty to permit Counterparty to determine that the results described in clauses (u), (v) and (w) will not occur as a result of such transfer and assignment, (y) no Event of Default, Potential Event of Default or Termination Event will occur as a result of such transfer or assignment and (z) Dealer shall be responsible for all reasonable costs and expenses, including reasonable counsel fees, incurred by Counterparty in connection with such transfer or assignment. Dealer shall provide prompt written notice to Counterparty following any such transfer or assignment. If at any time at which (A) the Section 16 Percentage exceeds 7.5%, (B) the Forward Equity Percentage exceeds 14.5%, or (C) the Share Amount exceeds the Applicable Share Limit (if any applies) (any such condition described in clauses (A), (B) or (C), an “Excess Ownership Position”), Dealer is unable after using its commercially reasonable efforts to effect a transfer or assignment of any Transaction hereunder to a third party on pricing terms reasonably acceptable to Dealer and within a time period reasonably acceptable to Dealer and in a manner that Dealer determines in its sole reasonable discretion (based on the advice of counsel) is in accordance with applicable law and interpretation (including without limitation the Interpretive Letters) such that no Excess Ownership Position exists, then Dealer may designate any Exchange Business Day as an Early Termination Date with respect to a portion of such Transaction (the “Terminated Portion”), such that following such partial termination no Excess Ownership Position exists. In the event that Dealer so designates an Early Termination Date with respect to a Terminated Portion, a payment shall be made pursuant to Section 6 of the Agreement as if (1) an Early Termination Date had been designated in respect of a Transaction having terms identical to such Transaction and a Number of Shares equal to the Number of Shares for the Terminated Portion, (2) Counterparty were the sole Affected Party with respect to such partial termination and (3) the Terminated Portion were the sole Affected Transaction. The “Forward Equity Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the aggregate Number of Transactions Shares for all Transactions hereunder, and (B) the denominator of which is the number of Shares outstanding.

(f)      Designation by Dealer. Notwithstanding any other provision in this Master Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities, or make or receive any payment in cash, to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities, or make or receive such payment in cash, and otherwise to perform Dealer’s obligations in respect of any Transaction hereunder and any such designee may assume such obligations; provided, that (x) Counterparty will not be required, as a result of such designation, to pay or deliver to the designee on any payment or delivery date any payment or delivery greater than an amount that Counterparty would have been required to pay Dealer in the absence of such designation (including, without limitation, pursuant to Section 2(d)(i)(4) of the Agreement), and (y) Counterparty will not, as a result of such designation receive from the designee on any payment or delivery date any payment or delivery less than the amount that Counterparty would have been entitled to receive from Dealer in the absence of such designation. Dealer shall be discharged of its obligations to Counterparty to the extent of any such performance.

(g)    Non-confidentiality. Dealer and Counterparty agree that Counterparty and Counterparty’s employees, representatives, or other agents are authorized to disclose to any and all persons, without limitation of any kind, the U.S. Federal income tax treatment and U.S. Federal income tax structure of any Transaction hereunder and all analyses that have been provided to Counterparty relating to such tax treatment and tax structure; provided that the foregoing does not constitute an authorization to disclose the identity of the Dealer or its affiliates, agents or advisers, or, except to the extent relating to such tax structure or tax treatment, any specific pricing terms or commercial or financial information. Dealer does not assert any claim of proprietary ownership in respect of any description contained herein or therein relating to the use of any entities, plans or arrangements to give rise to a particular United States federal income tax treatment for Counterparty.

(h)    Securities Contract. The parties hereto intend that (i) Dealer be a financial institution within the meaning of Section 101(22) of the Bankruptcy Code, (ii) the Agreement and this Master Confirmation, together with any Supplemental Confirmations and any related Trade Notification, be a securities contract, as such term is defined

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in Section 741(7) of the Bankruptcy Code, (iii) each and every transfer of funds, securities and other property under the Agreement and this Master Confirmation (and any Transaction hereunder) be a settlement payment or a margin payment and a transfer, as such terms are used in Section 546(e) of the Bankruptcy Code, (iv) the rights given to Dealer hereunder upon an Event of Default constitute a contractual right to cause the liquidation, termination or acceleration of a securities contract, a contraction right to offset or net out any termination value, payment amount or other transfer obligation and a contractual right under a security agreement or arrangement or other credit enhancement, as such terms are used in Sections 555 and 362(b)(6) of the Bankruptcy Code, and (v) Dealer be entitled to the protections afforded by, among other sections, Sections 362(b)(6), 362(o), 546(e), 548(d)(2), 555 and 561 of the Bankruptcy Code.

(i)      Payments on Early Termination. Upon the occurrence or effective designation of an Early Termination Date in respect of any Transaction hereunder or the determination of an amount owed following occurrence of an Extraordinary Event that results in the cancellation or termination of any Transaction hereunder pursuant to Article 12 of the Equity Definitions, if Counterparty would owe any amount to Dealer pursuant to Section 6(d)(ii) of the Agreement or any amount pursuant to Section 12.7 or 12.9 of the Equity Definitions (any such amount, a “Counterparty Payment Amount” and such event that would so result in Counterparty owing any such amount, a “Counterparty Payment Event”), then, if any Counterparty Payment Amount has not been paid by 12:00 p.m., New York City time, on the date on which it is due, and except to the extent that Dealer proceeds to realize upon the Collateral and to apply the proceeds of such realization to any obligation of Counterparty hereunder and under the Agreement (other than via a Self-Delivery as provided in Section 3(f) hereof), Dealer may elect, at its option, for Counterparty to deliver to Dealer in lieu of any payment of such Counterparty Payment Amount a number of Shares (or, if the Shares have been converted into other securities or property in connection with an Extraordinary Event (“Converted Property”), a number or amount of such securities or property) with a value equal to such Counterparty Payment Amount, as determined by the Calculation Agent, in which case the provisions set forth in Section 3(f) hereof shall apply. Notwithstanding any provision of the Agreement, the Equity Definitions or this Master Confirmation to the contrary, in determining any amount payable upon the occurrence of an Early Termination Date or a cancellation or termination of the Transactions pursuant to Article 12 of the Equity Definitions, Dealer, in its good faith, commercially reasonable discretion, may specify that the party determining such amount shall use a risk bid price or a closing price, volume-weighted average price or other market price for the Shares determined by the Calculation Agent over a period reasonably determined by the Calculation Agent.

(j)      U.S. Resolution Stay.

(i)     Recognition of the U.S. Special Resolution Regimes.

(A)   In the event that Dealer becomes subject to a proceeding under (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder or (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder (a “U.S. Special Resolution Regime”) the transfer from Dealer of this Master Confirmation and any Transactions hereunder, and any interest and obligation in or under, and any property securing, this Master Confirmation and any Transactions hereunder, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Master Confirmation, and any interest and obligation in or under, and any property securing, this Master Confirmation and any Transactions hereunder were governed by the laws of the United States or a state of the United States.

(B)   In the event that Dealer or an Affiliate becomes subject to a proceeding under a U.S. Special Resolution Regime, any Default Rights (as defined in 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable (“Default Right”)) under this Master Confirmation that may be exercised against Dealer are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Master Confirmation were governed by the laws of the United States or a state of the United States.

(ii)    Limitation on Exercise of Certain Default Rights Related to an Affiliate’s Entry Into Insolvency Proceedings. Notwithstanding anything to the contrary in this Master Confirmation, the parties expressly acknowledge and agree that:

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(A)   Counterparty shall not be permitted to exercise any Default Right with respect to this Master Confirmation or any Affiliate Credit Enhancement that is related, directly or indirectly, to an Affiliate of Dealer becoming subject to receivership, insolvency, liquidation, resolution, or similar proceeding (an “Insolvency Proceeding”), except to the extent that the exercise of such Default Right would be permitted under the provisions of 12 C.F.R. 252.84, 12 C.F.R. 47.5 or 12 C.F.R. 382.4, as applicable; and

(B)   Nothing in this Master Confirmation shall prohibit the transfer of any Affiliate Credit Enhancement, any interest or obligation in or under such Affiliate Credit Enhancement, or any property securing such Affiliate Credit Enhancement, to a transferee upon or following an Affiliate of Dealer becoming subject to an Insolvency Proceeding, unless the transfer would result in the Counterparty being the beneficiary of such Affiliate Credit Enhancement in violation of any law applicable to the Counterparty.

(C)   For the purpose of this paragraph, “Affiliate” is defined in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k) and “Credit Enhancement” means any credit enhancement or credit support arrangement in support of the obligations of Dealer under or with respect to this Master Confirmation, including any guarantee, collateral arrangement (including any pledge, charge, mortgage or other security interest in collateral or title transfer arrangement), trust or similar arrangement, letter of credit, transfer of margin or any similar arrangement.

(iii)        U.S. Protocol. If Counterparty has previously adhered to, or subsequently adheres to, the ISDA 2018 U.S. Resolution Stay Protocol as published by the International Swaps and Derivatives Association, Inc. as of July 31, 2018 (the “ISDA U.S. Protocol”), the terms of such protocol shall be incorporated into and form a part of this Master Confirmation and the terms of the ISDA U.S. Protocol shall supersede and replace the terms of this section. For purposes of incorporating the ISDA U.S. Protocol, Dealer shall be deemed to be a Regulated Entity, Counterparty shall be deemed to be an Adhering Party, and this Master Confirmation shall be deemed to be a Protocol Covered Agreement. Capitalized terms used but not defined in this paragraph shall have the meanings given to them in the ISDA U.S. Protocol.

(iv)        Pre-existing In-Scope Agreements. Dealer and Counterparty agree that to the extent there are any outstanding “in-scope QFCs,” as defined in 12 C.F.R. § 252.82(d), that are not excluded under 12 C.F.R. § 252.88, between Dealer and Counterparty that do not otherwise comply with the requirements of 12 C.F.R. § 252.2, 252.81–8 (each such agreement, a “Preexisting In-Scope Agreement”), then each such Preexisting In-Scope Agreement is hereby amended to include the foregoing provisions in this section, with references to “this Master Confirmation” being understood to be references to the applicable Preexisting In-Scope Agreement.

(k)    Agreements regarding Trade Notifications.

(i)       Counterparty accepts and agrees to be bound by the contractual terms and conditions as set forth in the related Supplemental Confirmation and any Trade Notification for each Transaction hereunder, absent manifest error. Upon receipt of any Trade Notification, Counterparty shall promptly execute and return such Trade Notification to Dealer; provided that Counterparty’s failure to so execute and return such Trade Notification shall not affect the binding nature of such Trade Notification, and the terms set forth therein shall be binding on Counterparty to the same extent, and with the same force and effect, as if Counterparty had executed a written version of such Trade Notification.

(ii)       Counterparty and Dealer agree and acknowledge that (A) the Transactions contemplated by this Master Confirmation will be entered into in reliance on the fact that this Master Confirmation, the Supplemental Confirmations thereto and any related Trade Notification form a single agreement between Counterparty and Dealer, and Dealer would not otherwise enter into such Transactions, (B) this Master Confirmation, together with each Supplemental Confirmation and any related Trade Notification, is a “qualified financial contract”, as such term is defined in Section 5-701(b)(2) of the General Obligations Law of New York (the “General Obligations Law”); (C) the Supplemental Confirmation and any related Trade Notification, regardless of whether transmitted electronically or otherwise, constitutes a “confirmation in writing sufficient to indicate that a contract has been made between the parties” hereto, as set forth in Section

38

5-701(b)(3)(b) of the General Obligations Law; and (D) this Master Confirmation and each Supplemental Confirmation constitute a prior “written contract”, as set forth in Section 5-701(b)(1)(b) of the General Obligations Law, and each party hereto intends and agrees to be bound by this Master Confirmation and such Supplemental Confirmation.

(iii)       Counterparty and Dealer further agree and acknowledge that this Master Confirmation together with the Supplemental Confirmations thereto and any related Trade Notifications thereto constitutes a contract “for the sale or purchase of a security”, as set forth in Section 8-113 of the Uniform Commercial Code of New York.

(l)      Terms relating to the Agent.

(i)        The Agent is registered as a broker-dealer with the U.S. Securities and Exchange Commission and the Financial Industry Regulatory Authority (FINRA), is acting under this Master Confirmation for and on behalf of Dealer solely in its capacity as agent for Dealer pursuant to instructions from Dealer, and is not and will not be acting as the Counterparty’s agent, broker, advisor or fiduciary in any respect under or in connection with this Master Confirmation.

(ii)        In addition to acting as Dealer’s agent in executing this Master Confirmation, the Agent is authorized from time to time to give written payment and/or delivery instructions to Counterparty directing it to make its payments and/or deliveries under this Master Confirmation to an account of the Agent for remittance to Dealer (or its assignee pursuant to Section 4(e) hereof), and for that purpose any such payment or delivery by the Counterparty to the Agent shall be treated as a payment or delivery to Dealer.

(iii)        The Agent shall have no responsibility or liability to Dealer or Counterparty for or arising from (i) any failure by either Dealer or Counterparty to perform any of their respective obligations under or in connection with this Master Confirmation, (ii) the collection or enforcement of any such obligations, or (iii) the exercise of any of the rights and remedies of either Dealer or Counterparty under or in connection with this Master Confirmation. Each of Dealer and Counterparty agrees to proceed solely against the other to collect or enforce any such obligations, and the Agent shall have no liability in respect of this Master Confirmation except for its gross negligence or willful misconduct in performing its duties as the agent of Dealer.

(iv)        Upon written request, the Agent will furnish to Dealer and the Counterparty the date and time of the execution of this Transaction and a statement as to the source and amount of any remuneration received or to be received by the Agent in connection with this Transaction.

(m)   Amendment or Waiver. Any provision of this Master Confirmation may be waived if, and only if, such waiver is in writing and signed by the party against whom the waiver is to be effective.

(n)    Waiver of Jury Trial. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING RELATING TO ANY TRANSACTION HEREUNDER. EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH A SUIT, ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO EACH TRANSACTION HEREUNDER, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS PROVIDED HEREIN.

(o)    Choice of Law. This Master Confirmation shall in all respects be construed in accordance with and governed by the laws of the State of New York (without reference to choice of law doctrine); provided that as to Pledged Items located in any jurisdiction other than the State of New York, the Collateral Agent on behalf of Secured

39

Party shall have, in addition to any rights under the laws of the State of New York, all of the rights to which a secured party is entitled under the laws of such other jurisdiction.

(p)    Agreements and Acknowledgments Regarding Hedging. Counterparty understands, acknowledges and agrees, in respect of each Transaction hereunder, that:

(i)       At any time on and prior to the Valuation Date for the final Component, Dealer and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative transactions in order to adjust its hedge position with respect to such Transaction;

(ii)       Dealer and its affiliates also may be active in the market for Shares or other securities or options or futures contracts or swaps or other derivative transactions relating to the Shares other than in connection with hedging activities in relation to such Transaction;

(iii)       Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in relation to such Transaction hereunder shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to such Transaction; and

(iv)       Any market activities of Dealer and its affiliates with respect to such Transaction may affect the market price and volatility of Shares, as well as the Settlement Price, each in a manner that may be adverse to Counterparty.

(q)    Tax Matters.

(i)	Payee Tax Representations. For the purpose of Section 3(f) of the Agreement:

(1)	Dealer makes the following representation: Dealer is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations), or a disregarded entity of such a U.S. person for U.S. federal income tax purposes and is “exempt” within the meaning of Treasury Regulations Sections 1.6041-3(p) and 1.6049-4(c) from information reporting on Form 1099 and backup withholding.

(2)	Counterparty makes the following representations: Counterparty is a “U.S. person” (as that term is used in Section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes and is not subject to U.S. federal backup withholding.

(ii)        Withholding Tax Imposed on Payments to Non-US Counterparties under the United States Foreign Account Tax Compliance Provisions of the HIRE Act. “Indemnifiable Tax”, as defined in Section 14 of the Agreement, shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

(iii)        Section 871(m). To the extent that either party to this Master Confirmation is not an adhering party to the ISDA 2015 Section 871(m) Protocol published by the International Swaps and Derivatives Association, Inc. on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”), the parties agree that the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to the Agreement with respect to each Transaction as if set forth in full herein. The parties further agree that, solely for purposes of applying such provisions and amendments to the Agreement with respect to each Transaction, references to “each Covered Master Agreement” in the 871(m) Protocol will be deemed to

40

be references to the Agreement, and references to the “Implementation Date” in the 871(m) Protocol will be deemed to be references to the date of this Master Confirmation. Notwithstanding anything to the contrary in this Section 4(p)(iii), the last sentence of Section 2(d)(iii) of the Agreement as proposed to be added by the Section 871(m) Protocol is not incorporated by reference herein.

(iv)        Tax Documentation. For the purpose of Section 4(a)(i) and (ii) of the Agreement: Dealer shall provide to Counterparty a valid U.S. Internal Revenue Service Form W-9, or any successor thereto, establishing a complete exemption from U.S. federal backup withholding (i) upon execution and delivery of this Master Confirmation, (ii) promptly upon reasonable demand by Counterparty, and (iii) promptly upon learning that any such tax form previously provided by Dealer has become obsolete or incorrect. Counterparty shall provide to Dealer a valid U.S. Internal Revenue Service Form W-9, or any successor thereto, establishing that the Counterparty is not subject to U.S. federal backup withholding, (i) upon execution and delivery of this Master Confirmation, (ii) promptly upon reasonable demand by Dealer, and (iii) promptly upon learning that any such tax form previously provided by Counterparty has become obsolete or incorrect.

(r)      Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard forms of telecommunication or electronic mail.

(i)	Notices to Counterparty shall be directed as follows:

	To:	Elysium Management LLC 445 Park Avenue, Suite 1401 New York, NY 10022
	Attention:	Leon D. Black
Tel:
Email:

(ii)	Address for notices or communications to Dealer, the Agent and the Collateral Agent:

Wells Fargo Securities, LLC

One Wells Fargo Center

301 South College Street, 7th floor

MAC D1053-070

Charlotte, NC 28202

Att: Equity Derivatives/Kyle Saunders

DerivativeSupportOperations@WellsFargo.com

Account for payments to Dealer: To be separately advised.

[Remainder of page intentionally left blank.]

41

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Master Confirmation enclosed for that purpose and returning it to Dealer.

Very truly yours,

WELLS FARGO SECURITIES, LLC, acting solely in its capacity as agent of Wells Fargo Bank, National Association

By:
Name:
Title:

WELLS FARGO SECURITIES, LLC, as Collateral Agent

By:
Name:
Title:

Confirmed as of the
date first above written:

LEON D. BLACK

By:
Name: Leon D. Black

[Signature Page to Master Confirmation]

EXHIBIT A

FORM OF Supplemental CONFIRMATION

To:	Leon D. Black

From:	XXXXX

Ref. No:	[Insert Reference Number]

Date:	[Date]

Re:	Variable Share Forward Transaction

The purpose of this communication is to set forth certain terms and conditions of the above-referenced Transaction entered into on the Trade Date specified below (the “Transaction”). This confirmation is a Supplemental Confirmation within the meaning of the Master Confirmation for forward transactions dated as of [ ˜ ], 2025, as amended and supplemented from time to time (the “Master Confirmation”), among Leon D. Black Counterparty (“Counterparty”), Wells Fargo Bank, National Association (“Dealer”), Wells Fargo Securities, LLC (“Agent”) and Wells Fargo Securities, LLC, as collateral agent (the “Collateral Agent”). Capitalized terms used herein have the meanings set forth in the Master Confirmation.

1.       For all purposes under the Master Confirmation, the terms of the Transaction to which this Supplemental Confirmation relates shall be as follows:

Trade Date:	[_____ __, 20__]

Number of Components:	[__]

Initial Hedging Period Start Date:	[_____ __, 20__]

Cutoff Date:	[_____ __, 20__]

Number of Transaction Shares:	[__]

Prepayment Percentage:	[__]%

Forward Floor Percentage:	[__]%

Forward Cap Percentage:	[__]%

Contractual Dividend Amount:	USD [__] per Share for any regular quarterly dividend period of the Issuer.

Dividend Period End Dates:	[_____ __, 20__]; [_____ __, 20__]; [_____ __, 20__]; [_____ __, 20__]

Initial Stock Loan Rate:	[__] basis points per annum.

Maximum Stock Loan Rate:	[__] basis points per annum.

2.        Counterparty hereby identifies the [ ] Shares pledged to Dealer in respect of the Transaction as positions in an identified straddle with the Transaction evidenced by this Supplemental Confirmation within the meaning of Section 1092(a)(2)(B) of the Code.

Exhibit A – 1

Intentionally left blank

[Remainder of page intentionally left blank.]

Exhibit A – 2

Intentionally left blank

Please confirm by signing below that the foregoing correctly sets forth the terms of the agreement between Dealer and Counterparty with respect to the particular Transaction to which this Supplemental Confirmation relates and return it to us.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION By: WELLS FARGO SECURITIES, LLC acting solely in its capacity as Agent

WELLS FARGO SECURITIES, LLC, acting solely in its capacity as agent of Wells Fargo Bank, National Association

By:
Name:
Title:

WELLS FARGO SECURITIES, LLC, as Collateral Agent

By:
Name:
Title:

Acknowledged and Confirmed:

LEON D. BLACK

By:
Name: Leon D. Black

Exhibit A – 3

EXHIBIT B

FORM OF TRADE NOTIFICATION

To:	Leon D. Black

From:	XXXXX

Ref. No:	[Insert Reference Number]

Date:	[Date]

Re:	Variable Share Forward Transaction

The purpose of this communication is to confirm certain terms and conditions of the above-referenced Transaction entered into on the Trade Date specified below (the “Transaction”). This communication is a Trade Notification within the meaning of the Master Confirmation for a variable share forward transaction dated as of [ ˜ ], 2025, as amended and supplemented from time to time (the “Master Confirmation”), between Leon D. Black (“Counterparty”) and XXXXX (“Dealer”), as supplemented by the Supplemental Confirmation thereunder, dated as of [_____ __, 20__], as amended and supplemented from time to time, between Counterparty and Dealer. Capitalized terms used herein have the meanings set forth in the Master Confirmation.

For all purposes under the Master Confirmation, the terms of the Transaction to which this Trade Notification relates shall be as follows:

Trade Date:	[_____ __, 20__]

Hedge Completion Date:	[_____ __, 20__]

[Number of Transaction Shares:	[________]][1]

Initial Share Price:	USD [__]

Prepayment Amount:	USD [__]

Prepayment Date:	[_____ __, 20__]

Forward Floor Price:	USD [__]

Forward Cap Price:	USD [__]

For each Component of the Transaction, the Number of Shares and Scheduled Valuation Date are set forth below.

Component Number	Number of Shares	Scheduled Valuation Date
1.		[ ], 20__
2.		[ ], 20__
3.		[ ], 20__
4.		[ ], 20__
5.		[ ], 20__
6.		[ ], 20__
7.		[ ], 20__
8.		[ ], 20__

1 Insert if different from the Supplemental Confirmation.

Exhibit B – 1

9.	[ ], 20__
10.	[ ], 20__
11.	[ ], 20__
12.	[ ], 20__
13.	[ ], 20__
14.	[ ], 20__
15.	[ ], 20__
16.	[ ], 20__
17.	[ ], 20__
18.	[ ], 20__
19.	[ ], 20__
20.	[ ], 20__
21.	[ ], 20__
22.	[ ], 20__
23.	[ ], 20__
24.	[ ], 20__
25.	[ ], 20__
26.	[ ], 20__
27.	[ ], 20__
28.	[ ], 20__
29.	[ ], 20__
30.	[ ], 20__
31.	[ ], 20__
32.	[ ], 20__
33.	[ ], 20__
34.	[ ], 20__
35.	[ ], 20__
36.	[ ], 20__
37.	[ ], 20__
38.	[ ], 20__
39.	[ ], 20__
40.	[ ], 20__

Very truly yours,

XXXXX

By:
Name:
Title:

Exhibit B – 2

EXHIBIT C

CERTIFICATE FOR ADDITIONAL COLLATERAL

The undersigned, Leon D. Black (“Counterparty”), hereby certifies, pursuant to Section 3(d)(i) of the Master Confirmation, dated as of [ ˜ ], 2025, between Counterparty and XXXX (the “Confirmation”; terms defined in the Confirmation being used herein as defined therein), that:

1.       Counterparty is delivering, or causing to be delivered in accordance with Section 3(d)(i) of the Master Confirmation, the following securities (or security entitlements in respect thereof) to Dealer (or, at Dealer’s direction, the Custodian) to be held by Dealer (or the Custodian, as applicable) as additional Collateral (the “Additional Collateral”):

2.       Counterparty hereby represents and warrants to Dealer that the Additional Collateral is Eligible Collateral and that the representations and warranties contained in Section 2(f)(vi) of the Master Confirmation are true and correct with respect to the Additional Collateral on and as of the date hereof.

This Certificate may be relied upon by XXXXX as fully and to the same extent as if this Certificate had been specifically addressed to XXXXX.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this ___ day of __________, 20__.

LEON D. BLACK

By:
Name: Leon D. Black

Exhibit C – 1